UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2021

Fountain Healthy Aging, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-123774	86-1098668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 601, Bldg. E, No. 1, Huabao Fubao China Street, Futian District Shenzhen City, Guangdong Province	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86 185 6676 1769

3445 Lawrence Ave Oceanside New York, 11572

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

JUMPSTART OUR BUSINESS STARTUPS ACT

FOUNTAIN HEALTHY AGING, INC. (“we”, “us”, “our”, “FHAI” or the “Company”) qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of December 31, 2020 our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,070,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “pursue,” “expect,” “predict,” “project,” “goals,” “strategy,” “future,” “likely,” “forecast,” “potential,” “continue,” negatives thereof or similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future acquisition or merger targets, business strategies, macro-economic and sector-specific trends, future cash flows, financing plans, plans and objectives of management and any other statements which are not statements of historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual future results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, inability to successfully conclude acquisitions of target companies or assets which are reasonably capable of generating positive cash flow in the near future, legal and regulatory changes in the jurisdictions in which we operate, volatility or decline in our stock price, potential fluctuation of our quarterly and annual financial and operational results, rapid adverse changes in markets, decline in demand for our goods and services, insufficient revenues to cover our operating costs and such other factors as discussed throughout this Current Report on Form 8-K.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2021, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Wei Lian Jin Meng Group Limited, a limited liability company incorporated in the Cayman Islands (“WLJM Cayman” and together with its subsidiaries, the “WLJM Group”), and shareholders who together own shares constituting 100% of the issued and outstanding shares of WLJM Cayman (the “Sellers”). Pursuant to the terms of the Exchange Agreement, the Sellers transferred to the Company all of their shares of WLJM Cayman in exchange for the issuance of 600,000,000 shares (the “Shares”) of the Company’s common stock (the “Acquisition”). The Acquisition has been accounted for as a recapitalization of the Company, whereby WLJM Cayman is the accounting acquirer. As a result of the Acquisition, the Company is now a holding company, is engaged in providing products and services in the food and beverage industry, including producing and selling “coffee tea” products, which represent drinks made from a mixture of coffee and tea, black coffee products and other coffee products.

Immediately after completion of the Acquisition on February 2, 2020 (the “Closing Date”), the Company’s capital stock consisted of: (i) 750,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), authorized, of which 600,034,500 shares are issued and outstanding; and (ii) 100,000,000 shares of preferred stock, par value $0.00001 per share, of which all 100,000,000 shares are designated Series A Preferred Stock (“Series A Preferred Stock”), of which all 100,000,000 shares are issued and outstanding.

As a result of the Acquisition, as of the Closing Date the Company has ceased to fall under the definition of shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and WLJM Cayman is now a wholly owned subsidiary.

The Exchange Agreement contains a number of representations and warranties made by the Company, on the one hand, and WLJM Cayman and the Sellers on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Exchange Agreement or in information provided pursuant to certain disclosure schedules to the Exchange Agreement. The representations and warranties are customary for transactions similar to the Acquisition.

The obligation of the parties to complete the Acquisition is subject to the fulfilment (or, in some cases, the waiver) of certain closing conditions, including but not limited to:

●	the approval of the Exchange Agreement and the transactions contemplated thereby by the Company’s board of directors and stockholders;

●	all necessary consents from government authorities and third parties have been obtained; and

●	no adverse effect has occurred to any party as of the Closing.

A copy of the Exchange Agreement is incorporated herein by reference and is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company consummated the transactions contemplated by the Exchange Agreement, pursuant to which the Company acquired 100% of the issued and outstanding equity shares of WLJM Cayman from the Sellers, in exchange for the issuance in the aggregate of 600,000,000 shares of the Company’s Common Stock to the Sellers (representing approximately 99.8% of the Company’s outstanding common stock upon issuance, and 6% of the total voting power of the Company), resulting in WLJM Cayman becoming the Company’s wholly-owned subsidiary. For federal income tax purposes, it is intended that the Acquisition qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein WLJM Cayman is considered the acquirer for accounting and financial reporting purposes.

As a result of the acquisition of all the issued and outstanding shares of WLJM Cayman, we have now assumed the WLJM Group’s business operations as our own.

The disclosures set forth in Item 1.01 “Entry into a Material Definitive Agreement” are incorporated by reference into this Item 2.01.

FORM 10 DISCLOSURE

As described in Item 1.01 “Entry into a Material Definitive Agreement”, on February 2, 2021, the Company acquired WLJM Cayman in a reverse merger business combination transaction. As the Company was formerly a shell company prior to such acquisition and is now entering into a business combination, other than a business combination with a shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, according to Item 2.01(f) of Form 8-K, the Company is required to disclose the information that would be required if the Company were filing a general form for registration of securities under the Exchange Act on Form 10.

We hereby provide below information that would be included in a Form 10 registration statement.

Description of Business

Business

Business Overview

The Company is a US holding company incorporated in Nevada on February 25, 2004, and operating through the Company’s wholly owned subsidiary Wei Lian Jin Meng Group Limited (“WLJM Cayman”), a company incorporated under the laws of the Cayman Islands on June 30, 2020. The Company’s entire business, including operations, employees, sales and marketing and research and development, are all conducted through its subsidiaries located within the People’s Republic of China (“PRC”).

The following is the organization structure of the Company along with ownership detail of all companies:

WLJM Cayman was incorporated in the Cayman Islands on June 30, 2020. It is 100% owned by Fountain Healthy Aging, Inc. Refer to Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K for a full description of the acquisition of WLJM Cayman by Fountain Healthy Aging, Inc.

Wei Lian Jin Meng (Hong Kong) Company Limited (“WLJM HK”), was established in the Hong Kong Special Administrative Region (“HKSAR”) of the PRC on August 5, 2020. It is 100% owned by WLJM Cayman.

Jin You Wei Meng (Shenzhen) Consulting Company Limited (“JYWM WFOE”) was established as a wholly foreign-owned enterprise on November 24, 2020, under the laws of the PRC. It is 100% owned by WLJM HK.

Shenzhen Wei Lian Jin Meng Electronic Commerce Limited (“Shenzhen Wei Lian”) was incorporated on October 17, 2017, under the laws of the PRC. It is 100% owned by JYWM WFOE.

Dongguan Dishi Coffee Limited (“Dongguan Dishi”) was incorporated on October 25, 2018, under the laws of the PRC. It is 100% owned by Shenzhen Wei Lian.

Shenzhen Nainiang Coffee Art Museum Limited (“Shenzhen Nainiang”) was incorporated on June 20, 2019, under the laws of the PRC. It is 100% owned by Shenzhen Wei Lian.

The Company, through our subsidiaries, develops, produces, markets and sells “coffee tea” products, which represent drinks made from a mixture of coffee and tea, as well as black coffee products and other coffee products. We sell our products wholesale to retail partners and corporate customers, and we also sell directly to consumers in the PRC via our e-commerce channels. We adopted the “online to offline”, or O2O sales mode (i.e. selling products online and delivering products through offline channels), committing to building the first brand of “coffee tea” culture in the PRC.

Industry and Market Overview

As of the time of filing this Current Report on form 8-K, we sell our products exclusively within the PRC. However, we intend to sell our products into global markets at a later time.

Chinese consumers are already familiar with tea, a traditional Chinese drink. Our “coffee tea” products are aimed at attracting Chinese consumers who are also interested in coffee. Our black coffee products and other coffee products are also targeting coffee consumers in China.

China’s rising urbanization and disposable income have been and are expected to continue to be the main growth engines of its beverage industry, and more and more people in China have begun to consume more coffee products in their daily lives. Given the increased demand from Chinese consumers for coffee, we expect coffee consumption to continue to grow in China, paving the way for niche markets served by our products.

China is home to by far the largest internet and mobile internet population in the world, and this population is expected to continue growing. The widespread usage of the mobile internet and prevalent adoption of mobile payments, as popularized by Alibaba’s AliPay and Tencent’s WeChat Wallet, have paved the way for the development of a technology-driven new retail model in China. Chinese companies use technology in all aspects of their business operations, from customer acquisition to purchase process to supply chain management, allowing them to achieve higher operational efficiency and lower costs.

China is the second largest market for cosmetics and health and nutritional supplements products in the world. The market sizes of cosmetics and health and nutritional supplements in China in 2019 are RMB 459.4 billion (approximately $70.68 billion) and RMB 266 billion (approximately $40.92 billion), respectively. The e-commerce channel has gradually become an important sales channel within the cosmetics and health and nutritional supplements markets in China, representing about 29.8%, and about 33.9% of the total sales of cosmetics and health and nutritional supplements in China in 2019, respectively.

Corporate Structure

The Company’s subsidiaries are summarized as follows:

Name of the subsidiary	Place and date of incorporation	Principal activities

Wei Lian Jin Meng Group Limited	Cayman Islands, June 30, 2020	Investment holding company

Wei Lian Jin Meng (Hong Kong) Company Limited	HKSAR, September 6, 2019	Investment holding company

Jin You Wei Meng (Shenzhen) Consulting Co., Ltd.	PRC, November 24, 2020	Investment holding company

Shenzhen Wei Lian Jin Meng Electronic Commerce Limited	PRC, October 17, 2017	Wholesale

Dongguan Dishi Coffee Limited	PRC, October 25, 2018	Merchandizing

Shenzhen Nainiang Coffee Art Museum Limited	PRC, June 20, 2019	Retail (in future)

Company Background and Timeline

FHAI was incorporated under the laws of the State of Nevada on February 25, 2004 with the original company name of Celtic Cross Ltd. For unknown reasons, the Company was later abandoned and ceased filings with the Nevada Secretary of State for more than ten years following December 2, 2008. FHAI spent approximately ten years as an inactive, dormant public company. In April 2019, the Eighth Judicial District Court in Clark County, Nevada, appointed Custodian Ventures, LLC (the “Custodian”) as the custodian of the Company. The Custodian brought the Company into active status with the State of Nevada, appointed directors and officers of the Company, and made necessary filings to bring the Company up to date with the alternative reporting standards of the OTC Markets Group. Since April 2019, the Company has not engaged in any business, and has been a shell company.

Our wholly owned subsidiary, WLJM Cayman was incorporated in the Cayman Islands on June 30, 2020. The primary business of WLJM Cayman is to own the business operations located in the PRC and carried out by Shenzhen Wei Lian and its subsidiaries, related to developing, producing, marketing and selling our coffee tea products, our black coffee products and other coffee products.

Restructuring

On February 1, 2021, we entered into a Share Exchange Agreement (the “Exchange Agreement”), with WLJM Cayman and the Sellers. Pursuant to the terms of the Exchange Agreement, the Sellers transferred to the Company all of their shares in WLJM Cayman in exchange for the issuance of 600,000,000 shares of our Common Stock.

Our Services and Products

“Coffee tea” products and black coffee products are our main products, which account for 60% of our sales revenue. We sell “coffee tea” products under the brand name “Dishi” and our black coffee products under the brand name “Angqi Stone.” We also sell some flavored coffee products. We sell our coffee tea, black coffee and other coffee products in the form of pre-packaged powder, and we have the intentions to develop bottled drinks in the future. We also sell freshly brewed coffee tea drinks and other coffee drinks through our subsidiary, Shenzhen Nainiang, which has opened 62 coffee stores across five cities in China.

Our subsidiary, Dongguan Dishi, manufactures and packages our products. One of the major ingredients of our products, a new species of Arabian original species, is sourced from the coffee plantations located in Mangshi and Baoshan, Yunnan Province within the PRC. We have our own production base – a factory with 100000 level dust-free workshop. The entire production process is natural without any addition. The annual output of our manufacturing facilities has reached RMB 2 million.

Our main products, coffee tea products, have the health advantages of both tea and coffee if consumed in moderation. Many studies have shown that coffee and/or tea can help moisten the intestines, burn fat, improve energy levels, boost the immune system, fight off inflammation and even ward off certain diseases.

From January 1, 2020 to September 30, 2020 we have sold coffee products into the Chinese market with a sales revenue of $927,889, and we intend to grow our monthly sales revenue to $300,000 per month as we continue to market and promote our products in the market in future.

Sales and marketing

We have adopted an “online to offline” sales model. We sell our products via online channels, such as online shopping websites, and we deliver our product through physical channels offline. We own an online retail store named Nainiang Mall at https://houseweb.supperteam.com/ and we also sell products via other shopping websites such as Alibaba-owned Taobao and T-Mall, Jingdong, Pinduoduo and Douyin (the Chinese version of TikTok) as a third-party vendor.

We carry out online sales through our self-developed online mall application Paiyoute which is not only has several sections, such as direct purchase, group shopping, premium product zone, special price zone to attract different consumer groups, but also can integrate offline agents and dealers into online system and conduct overall operation, thus standardized management, intelligent settlement, logistics tracking, member management and so on through it's AI system. In addition, we plan to sell our products on several well-known third party software application platforms, such as Taobao, Tmall, Jingdong, Pinduoduo, Douyin so that the brand and sales volume of products will be further improved.

We increase franchise shops (cafes, wineries) and cooperative shops through distributors to carry out offline sales. We operate entity shops to attract customers and gives a variety of senses of vision, smell and taste that online shopping does not have which can bring a sense of enjoyment of immersing in the environment. Meanwhile, in the process of sales, we guide and recommend customers to scan the QR code to register as menber of our online mall Paiyoute, so as to enhance customers' viscosity and increase their repurchase rate. Through the interaction with customers and on-site promotion, it can promote customers' word-of-mouth and promote sales growth.

We market our products through our own marketing channel. We also market our products by leveraging Shenzhen Nainiang (which owns art galleries and coffee shops) a customer experience center, where we prepare freshly brewed coffee tea drinks and other coffee drinks to customers, and complement our distinctive drinks with a comfortable and appealing environment.

Our Competitive Strengths

Our commitment to quality is uncompromising. We source premium Arabica coffee beans from coffee plantations covering 500,000 mu (approximately 82,368 acres or 129 square miles) in Yunnan Province that are located between 15 degrees north latitude and the Tropic of Cancer—an ideal area for coffee growth. Most of our production area is between 1,000 and 2,000 meters above sea level. The terrain is mainly mountainous and sloping land with large fluctuations, fertile soil, ample sunshine, abundant rainfall, and the day and night temperature difference is large. All of these unique natural conditions make our Arabian coffee beans taste strong but not bitter, fragrant but not strong, and slightly fruity. We believe that such coffee beans are favored by mainstream Chinese coffee consumers.

We maintain good relationships with our suppliers, and as of the date of this filing, we have not experienced any material disputes or supply shortages.

We have our own dedicated production base, a coffee factory that was established in October 2018, to process the coffee beans harvested at our plantation in Yunnan Province. Processing the coffee beans includes roasting, grinding, mixing and packaging the beans into our finished products. We employ a natural production process without any additives. With our own production facilities, we can maintain control of the quality of our products and adjust the formula of our products to meet the rapidly changing tastes of our customers. We have designed stringent quality control standards and enforced comprehensive quality control measures covering supplier selection, quality inspection and testing.

We have a professional and experienced senior management team with a proven track record in this industry. By combining our management’s capability in implementing growth strategies and our in-depth knowledge in the beverage industry, our management team is confident that our company is poised to capture potential market opportunities in coffee tea segments and in coffee segments.

We have an independent and experienced research and development (R&D) team dedicated to developing new product offerings. They explore the tastes of the customers, track the market trends, and can help us launch more diversified products in the future. We encourage the reader to refer to the section titled “Intellectual Property” below for a more detailed description of our trademarks and copyrights.

Technology is at the core of our business. With our centralized technology system, we are able to simplify and standardize our operations and quickly process and fulfil customer orders. We leverage big data analytics to analyze our customer behavior and sales data, which enables us to continuously enhance our products and services, implement dynamic pricing and improve customer acquisition. We have obtained a notice of information security level protection evaluation result of level three in Shenzhen, China.

Growth Strategy

We will continue to expand our sales network to more regions and cities in China, such as Changsha, Guizhou, etc. The expansion of our sales network will enable us to serve more customers and get closer to our customers. We plan to enrich our product offerings by introducing selective new products that are either complementary or similar to our existing offerings and fulfill our target customer needs. We believe that diversifying our product offerings will increase customer purchase frequency and increase our revenue. We will continue to invest in technology, improving our technology infrastructure, promoting our system security and applying new technologies which will further improve our operational efficiency, ensure quality control and improve our customer acquisition.

Research and Development

As Chinese consumer behaviors and preferences constantly evolve, the demands from the end customers are increasingly diversified. We make significant investments in R&D to optimize our existing products and services and to develop new coffee tea products and coffee products so that we can expand our offerings to satisfy the diversifying user demands.

Intellectual Property

We develop and protect our intellectual property portfolio by registering our trademarks, copyrights, and domain names. As of the date of this filing, we own eight registered trademarks with the Trademark Office of the PRC State Administration for Industry & Commerce, ten copyrights with the PRC State Copyright Bureau, and one domain name with the Ministry of Industry and Information Technology.

Our registered trademarks include those registered by our subsidiary, Shenzhen Wei Lian, and listed in the table immediately below:

	Trademark	English Translation	Date of Registration	Valid until	Description of Use
1		Nainiang	February 7, 2020	February 6, 2030	Shown on shops and coffee tea products as a logo
2	红色微联	Red Weilian	April 14, 2020	April 13, 2030	A logo of the company
3	红企金盟	Red Jin Meng	April 14, 2020	April 13, 2030	A logo of the company
4		Nainiang	February 21, 2020	February 20, 2030	Shown on shops and coffee tea products as a logo
5		Xi Xiang Ling	December 21, 2019	December 20, 2029	Shown on products in the future as a logo
6	沐西施浴貂蝉	Mu Xishi Yu Diaochan	March 21, 2020	March 20, 2030	Shown on products in the future
7	昂起石	Angqi Stone	January 28, 2019	January 27, 2029	For black coffee products
8	滴石	Dishi	January 28, 2019	January 27, 2029	For coffee tea products

Our registered copyrights include those registered by our subsidiary, Shenzhen Wei Lian, and listed in the table immediately below:

	Copyright Registration Number	Date Granted	Description of Copyright
1	2020SR0834419	June 18, 2019	computer software
2	2020SR0834412	June 18, 2019	computer software
3	2020SR0834468	June 23, 2019	computer software
4	2020SR0834496	June 17, 2019	computer software
5	2020SR0834489	June 21, 2019	computer software
6	2020SR0834482	June 23, 2019	computer software
7	2020SR0834475	June 25, 2019	computer software
8	2020SR0834405	June 20, 2019	computer software
9	2020SR0834398	June 19, 2019	computer software
10	2020SR0860682	June 22, 2019	computer software

We entered into standard employee confidentiality agreements with our technology development employees, which provides that the employees own confidentiality obligations in relation to our trade and technology secrets and we own intellectual property rights developed in-house.

Competition

In China, there are many brands of coffee products. Starbucks, for example, is a large coffee brand with a large number of chain stores, which is very popular in China and has a huge sales volume. In terms of brand effect, our competitiveness is weaker than these big brands.

However, our main product "coffee tea" is a mixture of coffee and tea, which is different from the ordinary coffee that can be seen everywhere in the market. This is our competitiveness.

Our competitors may have more financial, technical, marketing and other resources than we do, and may be more experienced and able to devote greater resources to the development, promotion and support of their business. We believe that our ability to compete effectively depends upon many factors, including our R&D, market acceptance of our products, our marketing and selling efforts, and the strength and reputation of our brand. We also experience significant competition for highly skilled personnel, including management, sales personnel and marketing personnel. Our growth strategy depends in part on our ability to retain our existing personnel and add additional highly skilled employees.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Property

The following table summarizes the location of real property we own or lease.

Address	Leased/Owned
E Area, 6th Floor, Huabao Yihao Building, Futian Free Trade Zone, Shenzhen, China	Leased

1st Floor, C Building, Qianhong Entrepreneurial Science Park, No.1 Yucheng Road, Sha Qu, Shatou Community, Chang’an Town, Dongguan, Guangdong Province, China	Leased

8th Floor, B Building, No.57 Room, Shanan Road, Xinsha Industrial Park, Shatou South Area, Chang’an Town, Dongguan, Guangdong Province, China	Leased

Employees

We have 58 full-time employees, including ten serving on and assisting the management, two employees in our CEO’s office, two in our technical department, six in our finance department, twelve in our sales and marketing department, seven in our general management office, two in our customer service department, five in our manufacturing department, five in our e-commerce department, five in our brand operation department and one in our foreign trade department. We are compliant with local prevailing wage, contractor licensing and insurance regulations and have good relations with our employees.

We enter into standard employment contracts with our full-time employees. In addition to salaries and benefits, we provide performance-based bonuses or commission-based compensation to certain employees. As required by PRC law, we participate in various employee social security plans that are organized by municipal and provincial governments for our employees.

We maintain a good working relationship with our employees, and as of the date of this filing, we have not experienced any material labor disputes in the past. None of our employees are represented by labor unions.

Corporation Information

Our principal executive offices are located at Room 601, Bldg. E, No. 1, Huabao Fubao China Street, Futian District, Shenzhen City, Guangdong Province, People’s Republic of China 518000. Our telephone number at this address is +86 185 6676 1769.

Government Regulation

Food Safety Law

In accordance with the Food Safety Law of the PRC, or the Food Safety Law, as effective on June 1, 2009 and most recently amended on December 29, 2018, the PRC State Counsel implements a licensing system for food production and trading. A person who engages in food production, food selling or catering services shall obtain the license in accordance with the Food Safety Law.

The Food Safety Law sets out, as penalties for violation, various legal liabilities in the form of warnings, orders to rectify, confiscations of illegal gains, confiscations of utensils, equipment, raw materials and other articles used for illegal production and operation, fines, recalls and destructions of food in violation of laws and regulations, orders to suspend production and/or operation, revocations of production and/or operation license, and even criminal punishment. The Implementation Rules of the Food Safety Law, as effective on July 20, 2009 and amended on February 6, 2016, further specify the detailed measures to be taken and conformed to by food producers and business operators in order to ensure food safety as well as the penalties that shall be imposed should these required measures not be implemented.

Food Production Licensing

On June 1, 2010, China Food and Drug Administration promulgated the Administrative Measures for Food Production Licensing, which was amended from time to time and most recently on March 1, 2020. According to the Administrative Measures for Food Production Licensing, a food production license shall be obtained in accordance with the law to engage in food production services within China. The principle of one license for one enterprise shall apply to the licensing for food producer. Food and drug administrative authorities shall implement classified licensing for food production according to food producers’ types of operation, types of food products involved, and the degree of risk of their production projects.

The issuance date of a food production license is the date when the decision on granting the license is made, and the license is valid for five years. Food producers shall hang or place their food production license originals in prominent places of their sites. Where the licensing items which are indicated on a food production license change, the food producer shall, within ten business days after the changes take place, apply to the food and drug administrative authority which originally issued the license for alteration of the production license. Those who fail to obtain a food production license and engage in food production activities shall be punished by the local food and drug administrative authorities at or above the county level that the authorities shall confiscate their illegal income, the food illegally produced or dealt in, and the tools, equipment, raw materials, and other items used for illegal production or operation; and impose a fine of not less than RMB50,000 but not more than RMB100,000 on them if the goods value of the food illegally produced or dealt in is less than RMB10,000 or a fine of not less than 10 times but not more than 20 times the goods value if the goods value is RMB10,000 or more.

Customer Rights Protection

The PRC Customer Rights and Interests Protection Law, or Customer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the customers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide customers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity of the commodities. Failure to comply with the Customer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of customers.

E-Commerce

The Standing Committee of the National People’s Congress of PRC enacted the PRC E-Commerce Law on August 31, 2018, which became effective on January 1, 2019. Under the PRC E-Commerce Law, e-commerce refers to operating activities of selling goods or providing services through the internet or other information networks. The PRC E-Commerce Law generally applies to: (i) platform operators, which refer to legal persons or unincorporated organizations that provide network places of business, transaction matching, information release and other services to enable the transaction parties to carry out independent transaction activities; (ii) operators on the platform, which refer to e-commerce operators that sell goods or provide services to customers through e-commerce platforms; and (iii) other e-commerce operators that sell goods or provide services through self-established websites or other network services. The PRC E-commerce Law also provides rules in relation to e-commerce contracts, dispute settlements, e-commerce development as well as legal liabilities involved in e-commerce.

Intellectual Property Rights

Pursuant to the Trademark Law of the PRC, as amended in 2013, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to goods for which the use of such trademark has been approved. The period of validity of a registered trademark shall be ten years, counted from the day the registration is approved. According to this law, using a trademark that is identical to or similar to a registered trademark in connection with the same or similar goods without the authorization of the owner of the registered trademark constitutes an infringement of the exclusive right to use a registered trademark. The infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages, etc.

Risk Factors

Risks Related to Our Business and Industry

Limited Operating History

After the Company was restored to active status in 2019 after being abandoned for about 10 years, we have been a shell company and have limited operating history and minimal revenues or earnings from operations. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to generate sufficient revenue to continue operations.

Our revenue may decline for any number of possible reasons and some of them are beyond our control, including decreasing customer spending, increasing competition, declining growth of China’s coffee/tea industry or China’s food and beverage sector in general, or changes in government policies or general economic conditions.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

Limited Liability

Our Articles of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Business Management

We will continue to encounter challenges in implementing our managerial, operating and financial strategies. The major challenges in managing our business include, among other things:

●	effectively identifying and securing locations for new stores for Nainiang art galleries and Nainiang shops and managing the daily operations of our stores.

●	controlling incurred costs in a competitive environment;

●	effectively managing our supply chain and ensuring our third-party suppliers continue to meet our quality and other standards and satisfy our future operations’ needs;

●	maintaining and upgrading our technology systems in a cost-effective manner;

●	maintaining and enhancing the quality of our products

●	managing costs of our operations, such as cost of materials, store rental and other operating costs, and sales and marketing expenses;

●	attracting, training and retaining a growing workforce to support our operations;

●	timely responding to changes in market opportunities and customer preferences;

●	ensuring full compliance with relevant laws and regulations.

All efforts to address the challenges of our business require significant managerial, financial and human resources. We cannot assure you that we will be able to execute managerial, operating and financial strategies. If we are not able to manage our business or execute our strategies effectively, our revenue will decline and our business and prospects may be materially and adversely affected.

Many factors that are out of our control, including macroeconomic and regulatory environment, could also adversely affect our operation. Any of these challenges listed above or described elsewhere in this Risk Factors section may render us unsuccessful in profitably operating our business and could adversely impact our business, financial condition and/or results of operations.

Uncertain Government Regulation

Our business will be subject to extensive regulation. In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by the PRC Food and Drug Administration, the SEC or other governmental regulatory authorities or self-regulatory organizations that supervise the markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

Substantially all our assets are in the PRC, and all our revenue comes from PRC sources. Accordingly, our results of operations, financial position and prospects are subject to a significant degree to the economic, political and legal developments of the PRC.

We rely on a limited number of third-party suppliers and service providers to provide products and services to us or to our customers, and the loss or misconduct of any of these suppliers or service providers would negatively impact our business.

We have a limited number of suppliers for our raw materials and logistics service. In 2019 and 2020, we purchased our coffee beans mainly from one supplier and our tea leaves mainly from one supplier. We also cooperate with three different delivery service providers from warehouses to our customers.

Our reliance on suppliers (including suppliers of raw materials and logistics providers) and commodity markets to secure raw materials and components used in our products exposes us to volatility in the prices and availability of these materials. A disruption in deliveries from our suppliers, supplier capacity constraints, supplier production disruptions, supplier quality issues, closing or bankruptcy of our suppliers, price increases, or decreased availability of raw materials or commodities, could have a material adverse effect on our ability to meet our commitments to customers or increase our operating costs. We believe that our supply management and production practices are based on an appropriate balancing of the foreseeable risks and the costs of alternative practices. Nonetheless, price increases, supplier capacity constraints, supplier production disruptions or the unavailability of some raw materials may have a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

Furthermore, our current agreements with our suppliers generally do not prohibit them from working with our competitors. Our competitors may be more effective in providing incentives to our suppliers to prioritize on their orders in case of short supply. We cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms or a timely basis.

In addition, our reputation and operation may be harmed by illegal or unsatisfactory actions taken by suppliers and service providers that are outside of our control. In the event that we become subject to claims caused by actions taken by our suppliers or service providers, we may attempt to seek compensation from the relevant suppliers or service providers. However, such compensation may be limited. If no claim can be asserted against a supplier or service provider, or amounts that we claim cannot be fully recovered from the supplier or service provider, we may be required to bear such losses and compensation at our own costs. This could have a material and adverse effect on our business, financial condition and results of operations.

Economic Conditions

Our business will be materially affected by conditions in the financial markets and economic conditions or events in the PRC and throughout the world that are outside our control, including, without limitation, changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates, and controls and national and international political circumstances (including wars, terrorist acts, or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events. In the event of a market downturn, our businesses could be adversely affected in different ways.

China’s food and beverage market in general is affected by macro-economic factors, including changes in international, national, regional and local economic conditions, employment levels, customer demand and discretionary spending. Any deterioration of economy, decrease in disposable customer income and fear of a recession may lead to a reduction of customer demand, which could materially and adversely affect our business, financial condition and results of operations.

Quality and safety of our products

The quality and safety of our products are critical to our success. Maintaining consistent product quality depends on the effectiveness of our quality control system, which in turn depends on a number of factors, including the design of our quality control system, employee training to ensure that our employees adhere to our quality control policies and procedures and the effectiveness of monitoring our quality control system. There can be no assurance that our quality control system will always prove to be effective.

In addition, the quality of the products provided by our suppliers is subject to factors beyond our control, including the effectiveness and the efficiency of their quality control system. There can be no assurance that our suppliers may always be able to adopt appropriate quality control systems and meet our stringent quality control requirements in respect of the products they provide. Any failure of our suppliers to provide satisfactory products or services could harm our reputation and adversely impact our operations. We may be unable to receive sufficient compensation from suppliers for the losses caused by them.

If customers become ill from food-borne illnesses, tampering, adulteration, contamination, mislabeling or other food safety issues, we could be forced to temporarily close our business and/or be involved in related disputes or legal proceedings. In addition, instances of food safety issues, even those not involving us or our suppliers, could, by resulting in negative publicity about us. A decrease in customer confidence in the safety and quality of our products or any food safety issues could materially harm our business and results of operations.

Implications of Being an Emerging Growth Company

As a company with less than $1,070,000,000 billion in annual gross revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
-	reduced disclosure about our executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Exchange Act which require stockholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of the filing of this Form 10;
-	the first fiscal year after our annual gross revenues are $2 billion or more;
-	the date on which we have, during the previous three-year period, issued more than $2 billion in non-convertible debt securities; or
-	as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Rising Competition May Materially Affect Our Operation and Financial Conditions

We operate in a highly competitive field. Our products are not proprietary, and therefore, we are unable to prevent competitors from copying our products and sell similar products. Competitors may succeed by developing products that are more attractive to customers that would render our products non-competitive. Any of these actions by our competitors could adversely affect our sales. In addition, our competitors may have more financial, technical, marketing and other resources than we do and may be more experienced and able to devote greater resources to the development, promotion and support of their business.

Furthermore, China’s beverage industry, especially the coffee segments, is subject to the entry of new and well-funded competitors.

An increase in competition could result in material selling price reductions or loss of our market share, which could have an adverse material impact on our operation and financial conditions.

We may not be able to quickly identify new market opportunities, respond to the industry trends and adapt to customer preferences.

The growth of China’s beverage industry is affected by customer taste, preferences, perceptions and spending patterns. Since we have generated, and expect to continue to generate a considerable amount of our revenues from the sale of coffee tea products and black coffee products, a shift in customer preferences away from coffee, the changes of spending pattern adversely affecting consumption of coffee, or the decrease or slow-growth of coffee consumption in China would harm our business, more than if our revenues were generated from more diversified products.

We have devoted significant resources to launch and promote new products. However, our new products may not be favored by customers or commercially successful, which will make our financial results suffer.

Negative Publicity May Harm Our Reputation and Have A Material Adverse Effect On Our Business And Operating Results.

Negative publicity involving us, our products, our customers or our management may materially and adversely harm our business. We cannot assure you that we will be able to defuse negative publicity about us, our management and/or our products to the satisfaction of our investors and customers. Such negative publicity, especially when it is directly addressed against us, may also require us to engage in defensive media campaigns. This may cause us to increase our marketing expenses and divert our management’s attention and may adversely impact our business and results of operations.

The Continuing and Collaborative Efforts Of Our Senior Management And Key Employees Are Crucial To Our Success, And Our Business May Be Harmed If We Were To Lose Their Services.

We depend on the continued contributions of our senior management, especially the executive officers listed in “Management” section of this report, and other key employees, many of whom are difficult to replace. The loss of the services of any of our executive officers or other key employees could materially harm our business. Competition for qualified talent in the market is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs.

Intellectual Property Rights.

We rely on a combination of copyright, trademark, and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual property. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, we cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. We may also incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits.

Requisite Approvals, Licenses or Permits Applicable To Our Business

In accordance with the relevant laws and regulations in jurisdictions in which we operate, we are required to maintain various approvals, licenses and permits to operate our business, including but not limited to business license, food production license, environmental impact assessment filing and fire safety inspection. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws and regulations.

There can be no assurance that we will be able to obtain, renew and/or convert all of the approvals, licenses and permits required for our existing business operations upon their expiration in a timely manner or at all, which could adversely affect our business operations.

Adverse public or medical opinion about the health effects of our products may harm our business.

Our products contain caffeine, fructic acid, crude fiber, linolenic acid and other active compounds, the health effects of which are not fully understood. The excessive consumption of these compounds may result in adverse health effects and have caused increasing public awareness. For example, a number of research studies conclude or suggest that excessive consumption of caffeine may lead to increased heart rate, nausea and vomiting, restlessness and anxiety, depression, headaches, tremors, sleeplessness and other adverse health effects. Unfavorable reports on the health effects of caffeine or other compounds of our products could significantly reduce the sales of our products. Also, we could become subject to litigation relating to the existence of such compounds in our products; any such litigation could be costly and could divert management attention.

We Face Risks Related to Health Epidemics and Natural Disasters.

Our business could be adversely affected by the effects of epidemics. In recent years, there have been breakouts of epidemics globally. Our business operations could be disrupted if one of our employees is suspected of having COVID-19, H1N1 flu, avian flu or another epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that the outbreak harms the global economy in general and the marketing industry in particular.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

We have no business liability or disruption insurance to cover our operations. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

Risks Associated with Doing Business in the PRC

We Derive All of Our Sales from The PRC.

Almost all of our sales are generated from China. We anticipate that sales of our products in China will continue to represent most, if not all, of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Future Inflation in China May Inhibit Our Activity to Conduct Business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Fluctuations in Exchange Rates Could Adversely Affect Our Business and The Value Of Our Securities.

The value of the Chinese Yuan (CNY or RMB) against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions and foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the revised policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. Since July 2008, however, the RMB has traded within a narrow range against the U.S. dollar. It is difficult to predict how long the current situation may last and when and how the RMB exchange rates may change going forward.

Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. At the holding company level, we rely entirely on dividends and other fees paid to us by our subsidiaries and consolidated affiliated entities in China. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditure more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our common stock.

Risks Related to the Market for our Stock

The OTC and Share Value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “FHAI”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low Market Price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of Market and State Blue Sky Laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Penny Stock Regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. Issued and outstanding shares of our Common Stock which Rule 144 of the Securities Act defines as restricted securities will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No Audit or Compensation Committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security Laws Exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No Cash Dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

Delayed Adoption of Accounting Standards

We have delayed the adoption of certain accounting standards through an opt-in right for emerging growth companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations.” The financial data of WLJM Cayman for the two fiscal years ended December 31, 2019 and 2018, and for the nine-month periods ended September 30, 2020 and 2019, are derived from the audited consolidated financial statements and the notes appearing in Item 9.01(a) “Financial Statements of Businesses Acquired” of this Current Report on Form 8-K. The financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”). The historical results are not necessarily indicative of the results to be expected for any future period.

For the Year Ended December 31, 2019 and 2018

Consolidated Income Statement Data:

	For the years ended December 31,
	2019	2018
	US$	US$

Revenue	2,107,465	-
Cost of revenue	(275,916)	-
Gross profit	1,831,549	-

Selling and marketing expenses	(200,042)	-
General and administrative expense	(1,917,263)	(39,334)
Total operating expenses	(2,117,305)	(39,334)
Operating loss	(285,756)	(39,334)

Other expenses, net	(13,459)	(4)
Loss before income taxes	(299,215)	(39,338)

Income (taxes) benefits	(5,866)	-
Net loss for the year	(305,081)	(39,338)

Foreign currency translation differences	2,954	1,635
Total comprehensive loss for the year	(302,127)	(37,703)

Consolidated Balance Sheet Data:

	As of December 31,
	2019	2018
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	23,046	2,419
Other receivables	78,385	15,222
Inventory	69,518	-
Prepayment	129,879	-
Amount due from related parties	57,446	18,586
Total current assets	358,274	36,227

Non-current assets:
Leasehold improvements and equipment, net	104,432	11,810
Intangible assets	76,546	-
Operating lease right-of-use assets	613,831	70,412
Total non-current assets	794,809	82,222
Total assets	1,153,083	118,449

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	131,247	-
Income tax payables	5,808	-
Other payables and accruals	181,942	79,592
Advance from customers	458,165	-
Amount due to related parties	95,772	-
Current operating lease liabilities	243,959	7,077
Total current liabilities	1,116,893	86,669

Non-current liabilities:
Non-current operating lease liabilities	369,872	63,335
Total non-current liabilities	369,872	63,335
Total liabilities	1,486,765	150,004

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital ($0.00001 par value, 1,000,000,000 shares issued and outstanding for the year ended December 31, 2019 and 2018)	10,000	10,000
Additional paid in capital	(2,731)	(2,731)
Foreign currency translation reserves	4,547	1,593
Accumulated deficit	(345,498)	(40,417)
Total equity (deficit)	(333,682)	(31,555)
Total liabilities and equity	1,153,083	118,449

For the Nine Months Ended September 30, 2020 and 2019

Consolidated Income Statement Data:

	For the nine months ended September 30,
	2020	2019
	US$	US$
Revenue	927,889	1,271,032
Cost of revenue	(155,541)	(177,073)
Gross profit	772,348	(1,093,959)

Selling and marketing expenses	(84,087)	(70,696)
General and administrative expense	(1,256,113)	(1,306,051)
Total operating expenses	(1,340,200)	(1,376,747)
Operating loss	(567,852)	(282,788)

Other expenses, net	1,271	(11,054)
Loss before income taxes	(566,581)	(293,842)

Income (taxes) benefits	-	(9)
Net loss for the year	(566,581)	(293,851)

Foreign currency translation differences	(25,516)	13,111
Total comprehensive loss for the year	(592,097)	(280,740)

Consolidated Balance Sheet Data:

	As of September 30, 2020	As of December 31, 2019
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	100,705	23,046
Accounts receivable	137,268	-
Other receivables	243,285	78,385
Inventory	61,781	69,518
Prepayment	51,244	129,879
Amount due from related parties	73,632	57,446
Total current assets	667,915	358,274

Non-current assets:
Leasehold improvements and equipment, net	88,569	104,432
Intangible assets	-	76,546
Operating lease right-of-use assets	406,299	613,831
Total non-current assets	494,868	794,809
Total assets	1,162,783	1,153,083

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	124,003	131,247
Income tax payables	5,956	5,808
Other payables and accruals	349,128	181,942
Advance from customers	260,880	458,165
Amount due to related parties	942,296	95,772
Current operating lease liabilities	270,484	243,959
Total current liabilities	1,952,747	1,116,893

Non-current liabilities:
Non-current operating lease liabilities	135,815	369,872
Total non-current liabilities	135,815	369,872
Total liabilities	2,088,562	1,486,765

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital ($0.00001 par value, 1,000,000,000 shares issued and outstanding for the year ended December 31, 2019 and 2018)	10,000	10,000
Additional paid in capital	(2,731)	(2,731)
Foreign currency translation reserves	(20,969)	4,547
Accumulated deficit	(912,079)	(345,498)
Total equity (deficit)	(925,779)	(333,682)
Total liabilities and equity	1,162,783	1,153,083

Management’s discussion and analysis of financial condition and results of operation

This section contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “pursue,” “expect,” “predict,” “project,” “goals,” “strategy,” “future,” “likely,” “forecast,” “potential,” “continue,” negatives thereof or similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future acquisition or merger targets, business strategies, macro-economic and sector-specific trends, future cash flows, financing plans, plans and objectives of management and any other statements which are not statements of historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual future results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, inability to successfully conclude acquisitions of target companies or assets which are reasonably capable of generating positive cash flow in the near future, legal and regulatory changes in the jurisdictions in which we operate, volatility or decline in our stock price, potential fluctuation of our quarterly and annual financial and operational results, rapid adverse changes in markets, decline in demand for our goods and services, insufficient revenues to cover our operating costs and such other factors as discussed throughout this section.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this report. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our consolidated financial statements and the financial data included in this Current Report on Form 8-K reflect our reorganization and have been prepared as if our current corporate structure had been in place throughout the relevant periods. The following discussion and analysis contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see “Risk Factors”.

Overview

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “FHAI” refer specifically to Fountain Healthy Aging, Inc. in this section.

The Company is a US holding company incorporated in Nevada on February 25, 2004, which now operates through the Company’s wholly owned subsidiary Wei Lian Jin Meng Group Limited. (“WLJM Cayman”), a company incorporated under the laws of the Cayman Islands on June 30, 2020.

The following is the organization structure of the WLJM Group along with ownership detail and its subsidiaries:

WLJM Cayman was incorporated in the Cayman Islands on June 30, 2020. It is 100% owned by Fountain Healthy Aging, Inc.

Wei Lian Jin Meng (Hong Kong) Company Limited (“WLJM HK”), was established in the Hong Kong Special Administrative Region (“HKSAR”) of the PRC on August 5, 2020. It is 100% owned by WLJM Cayman.

Jin You Wei Meng (Shenzhen) Consulting Company Limited (“JYWM WFOE”) was established as a wholly foreign owned enterprise on November 24, 2020, under the laws of the PRC. It is 100% owned by WLJM HK.

Shenzhen Wei Lian Jin Meng Electronic Commerce Limited (“Shenzhen Wei Lian”) was incorporated on October 17, 2017, under the laws of the PRC. It is 100% owned by JYWM WFOE.

Dongguan Dishi Coffee Limited (“Dongguan Dishi”) was incorporated on October 25, 2018, under the laws of the PRC. It is 100% owned by Shenzhen Wei Lian.

Shenzhen Nainiang Coffee Art Museum Limited (“Shenzhen Nainiang”) was incorporated on June 20, 2019, under the laws of the PRC. It is 100% owned by Shenzhen Wei Lian.

On February 1, 2021, the Company entered into a definitive Share Exchange Agreement with Wei Lian Jin Meng Group Limited (“WLJM Cayman”) and the shareholders of WLJM Cayman (the “Sellers”), whereby we acquired all of the outstanding common stock of WLJM Cayman in exchange for the issuance of 600,000,000 shares of Common Stock to the Sellers on a pro rata basis based on their percentage ownership of WLJM Cayman.  On February 2, 2021 (the “Closing Date”), WLJM Cayman became our wholly-owned subsidiary and the Sellers became the owners of approximately 99.8% of our Common Stock (controlling approximately 6% of the voting rights of our shareholders). The acquisition of WLJM Cayman by us will be accounted for as a reverse merger because on a post-merger basis, the former shareholders of WLJM Cayman held a majority of our outstanding Common Stock on a fully-diluted basis.

WLJM Cayman was incorporated in the Cayman Islands under the Cayman Islands Companies Law on June 30, 2020. The Company does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries in in the Peoples’ Republic of China (the “PRC”). Shenzhen Wei Lian Jin Meng Electronic Commerce Limited (“Shenzhen Wei Lian”), Dongguan Dishi Coffee Limited (“Dongguan Dishi”) and Shenzhen Nainiang Coffee Art Museum Limited (“Shenzhen Nainiang”) are the operating subsidiaries in the PRC engaged in trading of coffee beans and selling cups of coffee.

We are a manufacturing company developing, producing and selling “coffee tea” products, which represent drinks made from a mixture of coffee and tea, as well as black coffee products and other coffee products. We sell our products to consumers in the PRC. We adopt “online to offline” mode (i.e. selling products online and deliver products through offline channels), committing to building the first brand of “coffee tea” culture in the PRC.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our financial statements in conformity with U.S. GAAP, which requires management to make certain estimates and to apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared. On a regular basis, we review our accounting policies and how they are applied and disclosed in our condensed financial statements. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

We recognize revenue from coffee bean sales, net of value-added taxes, upon delivery at such time title passes to the customer.

Our revenue recognition policy is in compliance with ASU No. 2014-09, Revenue from Contracts with Customers that revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. We apply the following five-step model in order to determine this amount:

(i)	identification of the services in the contract;

(ii)	determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

We only apply the five-step model to contracts when it is probable that we will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, we review the contract to determine which performance obligations we must deliver and which of these performance obligations are distinct. We recognize as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, our performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, we have not disclosed the value of unsatisfied performance obligations for all product revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

Concentrations of Credit Risk

Financial instruments that potentially expose us to significant concentration of credit risk consist primarily of cash and cash equivalents. As of December 31, 2019, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. We did not have any customers constituting 10% or more of the net revenues in the fiscal years 2019 and 2018.

Recently Issued and Adopted Accounting Pronouncements

Recent accounting pronouncements adopted

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09. We adopted this ASU on January 1, 2018 and determined it had no impact on our consolidated financial statements as of December 31, 2019 and 2018.

In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

ASU 2016-01 was further amended in February 2018 by ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. We adopted this ASU on January 1, 2018 and determined it had no impact on our consolidated financial statements as of December 31, 2019 and 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. We early adopted this standard for the fiscal year 2018, resulted in the recognition of right-of-use assets of $613,831 and $70,412 as of December 31, 2019 and 2018, respectively; and the recognition of operating lease liabilities of $613,831 and $70,412 as of December 31, 2019 and 2018, respectively.

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. We adopted this ASU on January 1, 2018 and determined it had no impact on our consolidated financial statements as of December 31, 2019 and 2018.

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Determination of Business. The Update requires that when substantially all of the fair value of the gross assets acquired (or dispose of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU on update (1) required that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim period within those periods. Early adoption of the amendments in this Update is allowed. The amendments in this Update should be applied prospectively on or after the effective date. No disclosure are required at transition. We adopted this pronouncement on its consolidated financial statements as of and for the year ended December 31, 2019 and 2018.

Recently issued accounting pronouncements not yet adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). We are in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

We review new accounting standards as issued. We have not identified any other new standards that it believes will have a significant impact on our financial statements.

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements of WLJM Cayman found at Item 9.01(a) “Financial Statements of Businesses Acquired” of this Current Report on Form 8-K for the year ended December 31, 2019 and for the nine-month period ended September 30, 2020.

For the Year Ended December 31, 2019.

Revenue

We generated $2,107,465 in revenue for the year ended December 31, 2019 compared to $nil for the year ended December 31, 2018 We did not generate any revenues in the fiscal year 2018 was our business preparation stage that we commenced our business and started generating revenues in March 2019.

Cost of Revenue

Cost of revenue was $275,916 for the year ended December 31, 2019 compared to $nil for the year ended December 31, 2018. As we did not earn any revenue, we did not incur any cost of revenue during the fiscal year 2018.

Gross profit

Gross profit for the year ended December 31, 2019 was $1,831,549 compared with $nil for the year ended December 31, 2018. Gross profit accounted for 87% of our revenue for the year ended December 31, 2019.

Operating Expenses

By far the most significant component of our operating expenses for both the year ended December 31, 2019 and 2018 was general and administrative expenses ($1,917,263 and $39,334, respectively). The following table sets forth the main components of our general and administrative expenses for the years ended December 31, 2019 and 2018.

	For the year ended December 31,
	2019		2018
	Amount (US$)	% of Total	Amount (US$)	% of Total
General and administrative expense:
Consultancy fee	$758,237	39.6%	$-	-%
Salary and welfare	500,380	26.2%	12,623	32.1%
Rental expenses	208,949	10.9%	17,310	44.0%
Research and development costs	99,687	5.2%	-	-%
Exhibition costs	65,045	3.4%	-	-%
Office expenses	52,000	2.7%	65	0.1%
Travel and accommodations	38,833	2.0%	99	0.3%
Entertainment	38,786	2.0%	-	-%
Others	155,346	8.1%	9,237	23.5%
Total general and administrative expenses	$1,917,263	100%	$39,334	100%

Significant increase in general and administrative expenses by $1,877,929 or 4774.3% from $39,334 for the years ended December 31, 2018 to $1,917,263 for the years ended 2019 was due to we had no business operations in 2018 and we commenced our business in March 2019 and started incurring operating expenses.

Net Loss

We had a net loss of $285,756 for the year ended December 31, 2019 compared to a net loss of $39,334 for the year ended December 31, 2018, an increase of $246,422 or 626.5%. The increase was primarily attributable to the fact that we commenced our business in the fiscal year 2019 and we incurred expenses amounting to $672,094 on consultancy services in connection with the reverse acquisition transaction.

Liquidity and Capital Resources

Working capital:	2019	2018
Total current assets	$358,274	$36,227
Total current liabilities	1,116,893	86,669
Working capital deficiency	$(758,619)	$(50,442)

As of December 31, 2019, we had cash and cash equivalents of $23,046. To date, we have financed our operations primarily through advance from customers and borrowings from related parties. The following table provides detailed information about our net cash flows for the year ended December 31, 2019 and 2018:

Cash flows:	2019	2018
Net cash provided by (used in) operating activities	$211,725	$(3,229)
Net cash used in investing activities	(190,895)	(4,465)
Net cash provided by financing activities	-	7,269
Effect of exchange rate changes on cash and cash equivalents	(203)	162
Net increase (decrease) in cash and cash equivalents	20,627	(263)
Cash and cash equivalents at the beginning of year	2,419	2,682
Cash and cash equivalents at the end of year	$23,046	$2,419

Operating Activities

Net cash used in operating activities was $190,895 for the year ended December 31, 2019, as compared to net cash provided by operating activities of $2,804 for the year ended December 31, 2018. The increase in net cash used in operating activities was mainly attributable to we commenced our business in the fiscal year 2019 that more expenses were incurred for the operation during the year ended December 31, 2019.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2019 was $190,895, as compared to $4,465 for the year ended December 31, 2018. The increase in net cash used in investing activities was mainly attributable to the acquisition of leasehold improvements, equipment and intangible assets.

Financing Activities

Net cash provided by financing for the year ended December 31, 2019 was $nil, as compared to $7,269 for the year ended December 31, 2018. The increase of net cash provided by financing activities was mainly attributable to the capital contributions from our existing stockholders of the Company to finance our operations.

Capital Expenditures

Capital expenditures for the year ended December 31, 2019 and 2018 were $197,078 and $12,242, respectively. The increase in capital expenditures was due to the acquisition of leasehold improvements, equipment and intangible assets. We anticipate continue increasing our capital expenditures in the 2020 fiscal year.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of December 31, 2019:

	Total	Less than 1 year	1-5 years	More than 5 years
Operating lease	$645,935	$265,154	$380,781	$-
Consultancy service	484,821	444,821	40,000	-
	1,130,756	709,975	420,781	-

For the years ended December 31, 2019 and 2018, we entered into various operating lease agreement commencing in the fiscal year 2019 and 2018, and expiring on variance dates through September 2023. The average monthly lease expense is approximately $22,388. The outstanding lease commitment as of December 31, 2019 was $645,935.

For the year ended December 31, 2019, we entered into a non-cancelable consultancy service agreement with a third-party for the provision of services related to the US listing with the contract amount of $1,200,000. The outstanding commitment as of December 31, 2019 was $484,821.

 For the Nine Months Ended September 30, 2020.

Revenue

We generated $927,889 in revenue for the nine months ended September 30, 2020 compared to $1,271,032 for the nine months ended September 30, 2019. The COVID-19 pandemic has developed rapidly in 2020. The resulting impact of the virus on the operations and measures taken by the Chinese government to contain the virus have negatively affected our results in 2020, which lead to a decline in revenues of $343,143 or 30.0% compared with the same nine-month period in 2019.

Cost of Revenue

Cost of revenue was $155,541 for the nine months ended September 30, 2020 compared to $177,073 for the nine months ended September 30, 2019. The decrease of cost of revenue by $21,532 or 12.2% was a result of the negative impact from the COVID-19 pandemic. The cost of revenue consists of the cost of raw materials and cost of manufactured goods sold to customers, including labor cost, rental expense, research and development costs, etc. The decrease in cost of raw materials is relatively in line with the decrease of revenue, whereas the decrease in cost of manufactured goods to customers is significantly lower than the decrease of revenue because of the fixed costs in nature.

Gross profit

Gross profit for the nine months ended September 30, 2020 was $772,348 compared with $1,093,959 for the nine months ended September 30, 2019. Gross profit accounted for 83.2% of our revenue for the nine months ended September 30, 2020.

Operating   Expenses

By far the most significant component of our operating expenses for both the nine months ended September 30, 2020 and 2019 was general and administrative expenses ($1,256,113 and $1,306,051, respectively). The following table sets forth the main components of our general and administrative expenses for the nine months ended September 30, 2020 and 2019.

	For the nine months ended September 30,
	2020		2019
	Amount (US$)	% of Total	Amount (US$)	% of Total
General and administrative expense:
Consultancy fee	$447,375	35.6%	$584,898	44.8%
Salary and welfare	269,339	21.4%	332,402	25.5%
Rental expenses	196,005	15.6%	164,579	12.6%
Research and development costs	49,986	4.0%	38,334	2.9%
Exhibition costs	30,140	2.4%	61,472	4.7%
Office expenses	6,493	0.5%	45,406	3.5%
Travel and accommodations	17,560	1.4%	6,708	0.5%
Entertainment	10,833	0.9%	13,347	1.0%
Impairment losses on long-lived assets	76,199	6.1%	-	-%
Others	152,183	12.1%	58,905	4.5%
Total general and administrative expenses	$1,256,113	100%	$1,306,051	100%

The decrease in general and administrative expenses by $49,938 or 3.8% from $1,306,051 for the nine months ended September 30, 2019 to $1,256,113 for the nine months ended 2020 was due to the negative impact from the COVID-19 pandemic. The decrease is not in line and significantly lower than the decrease of revenue was due to the fixed costs in nature.

Net Loss

We had a net loss of $566,581 for the nine months ended September 30, 2020 compared to a net loss of $293,851 for the nine months ended September 30, 2019, an increase of $272,730 or 92.8%. The increase was primarily attributable to the fact that our revenue dropped by 30.0% whereas our costs were steadily incurred during the COVID-19 pandemic.

Liquidity and Capital Resources

Working capital:	As of September 30, 2020	As of December 31, 2019
Total current assets	$667,915	$358,274
Total current liabilities	1,952,747	1,116,893
Working capital deficiency	$(1,284,832)	$(758,619)

As of September 30, 2020, we had cash and cash equivalents of $100,705. To date, we have financed our operations primarily through advance from customers and borrowings from related parties. The following table provides detailed information about our net cash flows for the nine months ended September 30, 2020 and 2019:

	For the nine months ended September 30,
Cash flows:	2020	2019
Net cash used in operating activities	$74,823	$158,434
Net cash used in investing activities	-	(140,096)
Effect of exchange rate changes on cash and cash equivalents	2,836	(835)
Net increase in cash and cash equivalents	77,659	17,503
Cash and cash equivalents at the beginning of year	23,046	2,419
Cash and cash equivalents at the end of year	$100,705	$19,922

Operating Activities

Net cash used in operating activities was $74,823 for the nine months ended September 30, 2020, as compared to $158,434 for the nine months ended September 30, 2019. The decrease in net cash used in operating activities was mainly attributable to the increase in accounts receivables by $133,260 in the nine-month period 2020 as compared to $nil in the same period 2019.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2020 was $nil, as compared to $140,096 for the nine months ended September 30, 2019. The decrease in net cash used in investing activities was mainly attributable to no acquisition of leasehold improvements, equipment and intangible assets incurred during the nine-month period 2020.

Capital Expenditures

Capital expenditures for the nine months ended September 30, 2020 and 2019 were $nil and $140,096, respectively. The decrease in capital expenditures was due to no acquisition of leasehold improvements, equipment and intangible assets. We will evaluate and assess the COVID-19 pandemic impact to our business to determine the plan for increasing our capital expenditures in the 2021 fiscal year.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of September 30, 2020:

	Total	Less than 1 year	1-5 years	More than 5 years
Operating lease	$455,551	$293,891	$161,660	$-
Consultancy service	120,000	120,000	-	-
	575,551	413,891	161,660	-

We entered into various operating lease agreement commencing in the fiscal year 2019 and 2018, and expiring on variance dates through September 2023. The average monthly lease expense is approximately $22,388. The outstanding lease commitment as of September 30, 2020 was $455,551.

During the fiscal year 2019, we entered into a non-cancelable consultancy service agreement with a third-party for the provision of services related to the US listing with the contract amount of $1,200,000. The outstanding commitment as of September 30, 2020 was $120,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Going Concern Consideration

We incurred a net loss of $305,081 and $39,338 during the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, and 2018, we had net current liability of $758,619 and $50,442, respectively, and a deficit on total equity of $333,692 and $31,555, respectively.

We incurred a net loss of $566,581 and $293,851 during the nine months ended September 30, 2020 and 2019, respectively. As of September 30, 2020, we had net current liability of $1,284,832 and a deficit on total equity of $925,779.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the shareholders of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholders of the Company indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Properties

Our mailing address is Room 601, Bldg. E, No. 1, Huabao Fubao China Street, Futian District, Shenzhen City, Guangdong Province, People’s Republic of China 518000.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Closing Date (after giving effect to the Acquisition) by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of the Closing Date, we had 600,034,500 shares of common stock issued and outstanding and 100,000,000 shares of Series A Preferred Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is Room 601, Bldg. E, No. 1, Huabao Fubao China Street, Futian District, Shenzhen City, Guangdong Province, People’s Republic of China 518000.

All share ownership figures include shares of our common stock issuable upon securities convertible or exchangeable into shares of our common stock within sixty (60) days of the Closing Date, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner, Officers and Directors	Amount and Nature of Beneficial Ownership	Percent of Class(1)
ZHU Hong, Chief Executive Officer, Chief Financial Officer, Secretary and Director(2)	120,000,000	20%

Total Held by Officers and Directors as a Group (1 person):	120,000,000	20%

Five Percent Shareholders
Sunshine Technology Limited(3)	240,000,000	40%
Sunshine Power Limited(4)	234,000,000	39%
Sunshine Beauty Limited(5)	120,000,000	20%

(1)	Based on 600,034,500 shares of common stock outstanding on the Closing Date. Includes, where applicable, shares of common stock issuable upon the exercise of warrants and conversion of debt held by such person that may be exercised within 60 days after the Closing Date. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially, warrants and convertible debt owned by them.

(2)	Our CEO, Ms. Zhu Hong, beneficially owns 120,000,000 shares of common stock through Sunshine Beauty Limited. She also owns all 100,000,000 shares of Series A Preferred Stock, which enjoy 100 votes per share, but which are not convertible into Common Stock.

(3)	Sunshine Technology Limited is a British Virgin Islands company wholly owned by Ye Aiyun.

(4)	Sunshine Power Limited is a British Virgin Islands company wholly owned by Zhu Jianyong. Zhu Jianyong is the father of our CEO, Ms. Zhu Hong.

(5)	Sunchine Beauty Limited is a British Virgin Islands company wholly owned by our CEO, Ms. Zhu Hong.

Description of Securities

Common Stock

We have 750,000,000 authorized shares of common stock, $0.00001 par value per share, of which 600,034,500 shares of common stock are issued and outstanding. Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings. Our Articles of Incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share rateably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

Series A Preferred Stock

We have 100,000,000 authorized shares of preferred stock, $0.00001 par value per share, of which 100,000,000 shares are designated Series A Preferred Stock, of which 100,000,000 shares are issued and outstanding and held by our CEO, Ms. Zhu Hong. The company designated the Series A Preferred Stock in a Certificate of Designation filed with the Nevada Secretary of State on September 16, 2019. Each holder of shares of Series A Preferred Stock is entitled to 100 votes per share at stockholders’ meetings. The Series A Preferred Stock is not convertible into shares of common stock and are not redeemable. The Series A Preferred Stock is entitled to receive dividends on a pari passu basis with the common stock and enjoys a liquidation preference senior to the common stock. The outstanding shares of Series A Preferred Stock are paid for, fully paid and non-assessable.

Market Price of and Dividends on Common Equity and Other Shareholder Matters.

There is no change in the market for our securities as a result of the Acquisition. Our common stock, par value $0.00001, is quoted via the OTC Pink Sheets under the ticker symbol “FHAI”. There is no active trading market in our securities.

The quotation of our common share does not assure a meaningful, consistent and liquid trading market currently exist. We cannot predict whether a more active market for our common share will develop in the future. In absence of an active trading market,

(1)	Investors may have difficulty buying or selling or obtaining market quotation,

(2)	Market visibility of our common share may be limited which may have a depressive effect on the market price for our common share.

As of February 2, 2021, there were twelve holders of record of our Common Stock.

To our knowledge, we have never paid any dividends and we plan to retain earnings, if any, for use in the development of the business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our Articles of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law.

Our Articles of Incorporation and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our Bylaws also provide that we may advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Nevada law.

We believe that these provisions in our Articles of Incorporation and Bylaws are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our Articles of Incorporation and Bylaws is qualified in its entirety by reference to these documents, each of which is included as an exhibit to this Report.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Legal Proceedings

In the normal course of business, we are subject to claims and litigation. We are not a party to any material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Directors, Executive Officers, and Corporate Governance

Set forth below are the names and ages of our current directors and executive officers and their principal occupations at present and for at least the past five years.

Name	Age	Positions and Offices to be Held	Date Appointed Director
Zhu Hong	27	President, CEO, Sole Director, CFO, Treasurer, Secretary	October 4, 2019

Our directors are appointed for an indefinite term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers from time to time and each Executive Officer serves at the discretion of our Board of Directors.

The following is a brief description of the background on our officers and directors.

Ms. ZHU Hong, age 27, has been the Chief Executive Officer and a Director of the Company since October 4, 2019. Ms. Zhu also served as our President, Treasurer, Chief Financial Officer and Secretary since October 4, 2019. Ms. Zhu graduated from Huangshan Ruiyuan foreign language school in 2012. From 2012 till 2014, Ms. Zhu Participated in International trading of leather goods in family business. She was responsible for chose product selection, price negotiation and sales. From 2015 to 2016, she is involved in assistant for Jilin yunshang Health Food Co., Ltd in order to assist the president in his work, including advice, implementation, coordination, assistant management. In early 2017, she quitted her job and started marketing research for six months, and then entered the coffee industry and established Shenzhen Weilian Jinmeng E-Commerce Technology Co., Ltd. in October of that year. With sufficient experience in planning and management work, Ms. Zhu has been appointed as a Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and the sole Director of the Company in October 2019.

There are no family relationships between any of the executive officers and directors.

We believe that all of our executive officers and directors are qualified to serve on our Board of Directors or their respective offices based upon their business and management experience.

Term of Office

Our sole director holds her position until the next annual meeting of shareholders and until her successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Corporate Governance

Our board of directors has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our board. Because we do not have any independent directors, our board believes that the establishment of committees of our board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our board will participate in the consideration of director nominees.

As with most small companies until such time as we further develop our business, achieve a stronger revenue base and have sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board.

Communications with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company by sending communications to the attention of the Chief Executive Officer at Room 601, Bldg. E, No. 1, Huabao Fubao China Street, Futian District, Shenzhen City, Guangdong Province, People’s Republic of China 518000. Stockholders may communicate with the Board of Directors by sending their communications to the Board of Directors, c/o the Chief Executive Officer at the same address.

Director Compensation

Our current sole director is an employee of the Company. She has not received and will not receive compensation for his service outside the compensation set forth in the Summary Compensation Table below.

If our board consists of any non-employee directors in the future, we may compensate our non-employee directors for their service in the future. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Director Independence

None of our directors qualified as an “independent director” under the rules of NASDAQ, Marketplace Rule 4200(a).

Audit Committee

We do not presently have an audit committee. Our Board of Directors currently acts as our nominating committee.

Nominating Committee

We do not presently have a nominating committee. Our Board of Directors currently acts as our nominating committee.

Procedures for Nominating Directors

There have been no material changes to the procedures by which security holders may recommend nominees to the Board during the quarter ended December 31, 2019.

Involvement in Certain Legal Proceedings

During the past ten years, to our knowledge, no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; Or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended December 31, 2018 and 2019 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the two fiscal years ended December 31, 2018 and 2019 and (ii) all individuals that served as executive officers of ours at any time during the two fiscal years ended December 31, 2018 and 2019 that received annual compensation during the two fiscal year ended December 31, 2018 and 2019 in excess of $100,000. None of our executive officers received annual compensation during the two fiscal years ended December 31, 2018 and 2019 in excess of $100,000.

Summary Compensation Table

Name & Principal Position	Fiscal Year ended July 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
ZHU Hong (1),	2018	0	0	0	0	0	0	0	0
CEO, CFO	2019	38,227	0	0	0	0	0	0	38,227

David Lazar (2),	2018	0	0	0	0	0	0	0	0
CEO, CFO	2019	0	0	0	0	0	0	0	0

(1)	ZHU Hong has served as our Chief Executive Officer from October 4, 2019 through the present. ZHU Hong has also served as our Chief Financial Officer from October 4, 2019 through the present.
(2)	David Lazar served as our Chief Executive Officer and Chief Financial Officer from April 11, 2019 to October 4, 2019.

We do not currently pay any other compensation to our executive officers except for an annual cash compensation of US$38,227 to Ms. ZHU Hong.

Employment Agreements with Executive Officers

At this time, we do not have any written employment agreement or other formal compensation agreements with our officers and director. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Outstanding Equity Awards at December 31, 2019

At this time, we do not have any outstanding equity awards and do not have any equity incentive, option or similar plans.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K.

Certain Relationships and Related Transactions, Director Independence

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

Transactions with related persons, promoters and certain control persons

Related Party Transactions

As at December 31, 2019 and December 31, 2018, the Company had balances due from related parties of $57,446 and $18,586, respectively. The balances due to related parties were $95,722 and $18,586. As at December 31, 2019 and December 31, 2018, the Company had the following transactions with related parties. These receivables and payables are due on demand, are non-interest bearing, and have no maturity date.

	For the years ended December 31,
Cash advance from related parties	2019	2018
Zhu Jian Yong	1,623	-
Total	$1,623	$-

	For the years ended December 31,
Cash advance to related parties	2019	2018
Zhu Hong	1,858,057	56,404
Ye Aiyun	57,446	-
Total	$1,915,503	$56,404

	For the years ended December 31,
Cash repayment from related parties	2019	2018
Zhu Hong	1,505,893	8,572
Total	$1,505,893	$8,572

	For the years ended December 31,
Assets purchased on behalf by related parties	2019	2018
Zhu Hong	45,806	8,444
Total	$45,806	$8,444

	For the years ended December 31,
Expense paid on behalf by related parties	2019	2018
Zhu Hong	360,737	16,619
Total	$360,737	$16,619

	For the years ended December 31,
Advance from customers received on behalf by related parties	2019	2018
Zhu Hong	498,775	-
Total	$498,775	$-

	For the years ended December 31,
Advance from customers refunded on behalf by related parties	2019	2018
Zhu Hong	557,861	-
Total	$557,861	$-

As at September 30, 2020, the Company had balance due from related parties of $73,632. The balance due to related parties was $942,296. As at September 30, 2020 and 2019, the Company had the following transactions with related parties. These receivables and payables are due on demand, are non-interest bearing, and have no maturity date.

	For the nine months ended September 30,
Cash advance from related parties	2020	2019
Zhu Jian Yong	29,494	1,581
Total	$29.494	$-

	For the nine months ended September 30,
Cash advance to related parties	2020	2019
Zhu Hong	31,903	1,504,947
Shenzhen Nainiang Wine Limited	14,726	-
Total	$46,629	$1,504,947

	For the nine months ended September 30,
Cash repayment from related parties	2020	2019
Zhu Hong	830,554	1,092,098
Total	$830,554	$1,092,098

	For the nine months ended September 30,
Assets purchased on behalf by related parties	2020	2019
Zhu Hong	-	44,239
Total	$-	$44,239

	For the nine months ended September 30,
Expense paid on behalf by related parties	2020	2019
Zhu Hong	16,964	332,790
Shenzhen Weilian Jin Meng Culture Spreading Limited	399	-
Total	$17,363	$332,790

	For the nine months ended September 30,
Advance from customers received on behalf by related parties	2020	2019
Zhu Hong	758	192,150
Total	$758	$192,150

	For the nine months ended September 30,
Advance from customers refunded on behalf by related parties	2020	2019
Zhu Hong	-	538,783
Total	$-	$538,783

Recent Sales of Unregistered Securities

On or about April 24, 2019, we issued 205,000,000 shares of our Common Stock to Custodian Ventures, LLC at $0.001 per share, which purchase price was tendered from Custodian Ventures, LLC by cash it advanced on behalf of and for the benefit of the Company and a promissory note issued by Custodian Ventures, LLC in favor of the Company in the principal amount of $173,950.

On or about September 24, 2019, we redeemed from Custodian Ventures, LLC 105,000,000 shares of our Common Stock, for $105,000, which was paid by reduction in the balance due under certain promissory issued by Custodian Ventures, LLC to the Company.

On or about September 24, 2019, we redeemed from Custodian Ventures, LLC 105,000,000 shares of our Common Stock and issued to Custodian Ventures, LLC 105,000,000 shares of our Series A Preferred Stock as consideration.

On October 4, 2019, as a result of a private transaction, 100,000,000 shares of our Series A Preferred Stock (the “Shares”) were transferred from Custodian Ventures, LLC to ZHU Hong, making ZHU Hong become a 99.0% holder of the voting rights of the Company at the time. The consideration paid for the Shares, which represented 49.5% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $175,000. The source of the cash consideration for the Shares was personal funds of the purchaser.

On February 2, 2021, we consummated the Acquisition, and the Company acquired all the issued and outstanding capital stock of WLJM Cayman in exchange for the issuance to the shareholders of WLJM Cayman of an aggregate of 600,000,000 restricted shares of our common stock, which were issued on February 2, 2021.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant

The disclosure in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. Following the closing of the Acquisition, the Company issued 600,000,000 shares of the Company’s common stock to the Sellers, which immediately after closing represented approximately 99.8% of the Company’s outstanding common stock. The 600,000,000 shares would be issued to the Sellers pro-rata based on each Seller’s ownership percentage of WLJM Cayman prior to the Acquisition. The stockholders of the Company, by written consent dated February 2, 2021, approved the Acquisition. There are no arrangements known to the Company which may at a subsequent date result in a change of control of the Company.

Item 5.06 Change in Shell Company Status

Prior to the Acquisition, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the Acquisition, we have ceased to be a shell company. The information contained in this Current Report on Form 8-K constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of WLJM Cayman December 31, 2019 and audited financial statements of WLJM Cayman for the fiscal year ended December 31, 2018 are set forth below beginning on page F-1.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2019 AND 2018

WEI LIAN JIN MENG GROUP LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Weilian Jin Meng Group Limited :

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Weilian Jin Meng Group Limited (“the Company”) as of December 31, 2019 and 2018, and the related consolidated statements of loss and comprehensive loss, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred losses from operations, has net current liabilities and accumulated deficits that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with related parties, which are described in Note 12 to the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2020.

Singapore

February 2, 2021

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF DECEMBER 31, 2019 AND 2018

	As of December 31,
	2019	2018
	US$	US$
ASSETS
Current assets:
Cash and cash equivalents	23,046	2,419
Other receivables	78,385	15,222
Inventory	69,518	-
Prepayment	129,879	-
Amount due from related parties	57,446	18,586
Total current assets	358,274	36,227

Non-current assets:
Leasehold improvements and equipment, net	104,432	11,810
Intangible assets	76,546	-
Operating lease right-of-use assets	613,831	70,412
Total non-current assets	794,809	82,222
Total assets	1,153,083	118,449

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	131,247	-
Income tax payables	5,808	-
Other payables and accruals	181,942	79,592
Advance from customers	458,165	-
Amount due to related parties	95,772	-
Current operating lease liabilities	243,959	7,077
Total current liabilities	1,116,893	86,669

Non-current liabilities:
Non-current operating lease liabilities	369,872	63,335
Total non-current liabilities	369,872	63,335
Total liabilities	1,486,765	150,004

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital ($0.00001 par value, 1,000,000,000 shares issued and outstanding for the year ended December 31, 2019 and 2018)	10,000	10,000
Additional paid in capital	(2,731)	(2,731)
Foreign currency translation reserves	4,547	1,593
Accumulated deficit	(345,498)	(40,417)
Total deficit	(333,682)	(31,555)
Total liabilities and equity	1,153,083	118,449

The accompanying notes are an integral part of the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	For the years ended December 31,
	2019	2018
	US$	US$

Revenue	2,107,465	-
Cost of revenue	(275,916)	-
Gross profit	1,831,549	-

Selling and marketing expenses	(200,042)	-
General and administrative expense	(1,917,263)	(39,334)
Total operating expenses	(2,117,305)	(39,334)
Operating loss	(285,756)	(39,334)

Other expenses, net	(13,459)	(4)
Loss before income taxes	(299,215)	(39,338)

Income (taxes) benefits	(5,866)	-
Net loss for the year	(305,081)	(39,338)

Foreign currency translation differences	2,954	1,635
Total comprehensive loss for the year	(302,127)	(37,703)

The accompanying notes are an integral part of the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

		Additional	Foreign Currency	Accumulated Deficit
	Share Capital	paid in Capital	Translation Reserve	Unrestricted	Statutory Reserve	Total Equity
	US$	US$	US$	US$	US$	US$

Balance at January 1, 2018	10,000	(10,000)	(42)	(1,079)	-	(1,121)
Capital injection	-	7,269	-	-	-	7,269
Loss for the year	-	-	-	(39,338)	-	(39,338)
Other comprehensive income	-	-	1,635	-	-	1,635
Balance at December 31, 2018	10,000	(2,731)	1,593	(40,417)	-	(31,555)

Loss for the year	-	-	-	(311,975)	6,894	(305,081)
Other comprehensive income	-	-	2,954	-	-	2,954
Balance at December 31, 2019	10,000	(2,731)	4,547	(352,392)	6,894	(333,682)

The accompanying notes are an integral part of the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	For the years ended December 31,
	2019	2018
	US$	US$
Cash flows from operating activities:
Net loss	(305,081)	(39,338)

Adjustments for:
Depreciation and amortization	28,002	607
Changes in:
Other receivables	(63,970)	(15,856)
Inventory	(70,109)	-
Prepayment	(130,983)	-
Accounts payable	132,362	-
Income tax payables	5,857	-
Other payables and accruals	104,279	82,570
Advance from customers	462,058	-
Amount due from (to) related parties	49,310	(31,212)
Net cash used in operating activities	211,725	(3,229)

Cash flows from investing activities:
Additions to leasehold improvements and equipment	(110,911)	(4,465)
Additions to intangible assets	(79,984)	-
Net cash provided by investing activities	(190,895)	(4,465)

Cash flows from financing activities:
Capital injection	-	7,269
Net cash provided by financing activities	-	7,269

Effect of exchange rate changes on cash and cash equivalents	(203)	162

Net increase in cash and cash equivalents	20,627	(263)
Cash and cash equivalents at the beginning of year	2,419	2,682
Cash and cash equivalents at the end of year	23,046	2,419

Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	302,396	17,547

Income taxes paid	5,866	-

The accompanying notes are an integral part of the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

1.	DESCRIPTION OF BUSINESS

WLJM Cayman was incorporated in the Cayman Islands under the Cayman Islands Companies Law on June 30, 2020. The Company does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries in in the Peoples’ Republic of China (the “PRC”).

Wei Lian Jin Meng (Hong Kong) Co., Ltd. (“WLJM HK”) was incorporated in Hong Kong under the Hong Kong Companies’ Ordinance (Chapter 622), on August 5, 2020. Wei Lian Jin Meng (Hong Kong) Co., Ltd. is a 100% owned subsidiary of WLJM Cayman.

Jin You Wei Meng (Shenzhen) Consulting Co., Ltd. (“JYWM WFOE”) was incorporated in the Peoples’ Republic of China (the “PRC”) on November 24, 2020. JYWM WFOE is a 100% owned subsidiary of WLJM HK.

Shenzhen Wei Lian Jin Meng Electronic Commerce Limited (“Shenzhen Wei Lian”) was incorporated in the Peoples’ Republic of China (the “PRC”) on October 17, 2017. Shenzhen Wei Lian is a 100% owned subsidiary of Jin You Wei Meng (Shenzhen) Consulting Co., Ltd. Shenzhen Wei Lian wholesales coffee beans to retail partners and corporate customers.

Dongguan Dishi Coffee Limited (“Dongguan Dishi”) was incorporated in the Peoples’ Republic of China (the “PRC”) on October 25, 2018. Dongguan Dishi is a 100% owned subsidiary of Shenzhen Wei Lian. Dongguan Dishi merchandizes coffee beans for Shenzhen Wei Lian.

Shenzhen Nainiang Coffee Art Museum Limited (“Shenzhen Nainiang”) was incorporated in the Peoples’ Republic of China (the “PRC”) on June 20, 2019. Shenzhen Nainiang is a 100% owned subsidiary of Shenzhen Wei Lian. Shenzhen Nainiang had not generated any revenues in the fiscal year 2019. Shenzhen Nainiang plans to operate on self-own coffee stores or to cooperate with selective retail partners to manage the coffee stores. Shenzhen Nainiang will sell cups of freshly brewed coffee in the coffee stores. The Company was evaluating the number of stores to be opened subsequent to September 30, 2020, given the Covid-19 situation.

The reorganization of WLJM Cayman and its subsidiaries (collectively referred to as the “Company) was completed on December 24, 2020. Pursuant to the reorganization, WLJM Cayman became the holding company of the companies, which were under the common control of the controlling shareholder before and after the reorganization. Accordingly, the Company’s financial statements have been prepared on a consolidated basis by applying the predecessor value method as if the reorganization had been completed at the beginning of the earliest reporting period.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $305,081 and $39,338 during the year ended December 31, 2019 and 2018, respectively. As of December 31, 2019, the Company had net current liability of $758,619 and a deficit on equity of $333,682.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the shareholders of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholders of the Company indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b)	Basis of Consolidation

Pursuant to the reorganization, Wei Lian Jin Meng Group Limited became the holding company of the companies, which were under the common control of the controlling shareholders before and after the reorganization. Accordingly, the Company’s financial statements have been prepared on a consolidated basis by applying the predecessor value method as if the reorganization had been completed at the beginning of the earliest reporting period.

The consolidated statements of profit or loss and other comprehensive income, statements of changes in equity and statements of cash flows of the Company for the relevant periods include the results and cash flows of all companies now comprising the Company from the earliest date presented or since the date when the subsidiaries and/or businesses first came under the common control of the controlling shareholders, wherever the period is shorter.

The consolidated statements of financial position of the Company as of December 31, 2019 and 2018 have been prepared to present the assets and liabilities of the subsidiaries using the existing book values from the controlling shareholders’ perspective. No adjustments are made to reflect fair values, or to recognize any new assets or liabilities as a result of the reorganization.

All intra-group and inter-company transactions and balances have been eliminated on consolidation.

(c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements include the valuation allowance for deferred tax assets, economic lives and impairment of leasehold improvements and equipment, allowance for doubtful accounts and etc.. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at December 31, 2019 and 2018.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

(e)	Leasehold Improvement and Equipment

An item of leasehold improvement and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of leasehold improvement and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is calculated on the straight-line basis to write off the cost of each asset to its residual value over the estimated useful life as follows:

Leasehold improvement	Shorter of the lease term or estimated useful life
Equipment	5 years
Machinery	10 years
Computer equipment and software	3 years
Motor vehicle	4 years

The assets’ residual value, useful lives, and depreciation method are regularly reviewed.

(f)	Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company did not record any impairment losses on long-lived assets during the years ended December 31, 2019 and 2018.

(g)	Revenue Recognition

The Company recognizes revenue from coffee bean sales, net of value-added taxes, upon delivery at such time title passes to the customer. Customers are required to pay in advance before making sales orders and the advance is initially recorded as advance from customers.

The Company’s revenue recognition policy is in compliance with ASU No. 2014-09, Revenue from Contracts with Customers that revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the services in the contract;

(ii)	determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

(h)	Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses for the years ended December 31, 2019 and 2018 was $99,687 and $nil, respectively.

(i)	Operating leases

The Company determines if an arrangement contains a lease at inception. The Company elected the practical expedient, for all asset classes, to account for each lease component of a contract and its associated non-lease components as a single lease component, rather than allocating a standalone value to each component of a lease. For purposes of calculating operating lease obligations under the standard, the Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such option. The Company’s leases do not contain material residual value guarantees or material restrictive covenants. Operating lease expense is recognized on a straight-line basis over the lease terms. The discount rate used to measure a lease obligation is usually the rate implicit in the lease; however, the Company’s operating leases generally do not provide an implicit rate. Accordingly, the Company uses its incremental borrowing rate at lease commencement to determine the present value of lease payments. The incremental borrowing rate is an entity-specific rate which represents the rate of interest a lessee would pay to borrow on a collateralized basis over a similar term with similar payments.

(j)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the statements of operations.

The exchange rates utilized as follows:

	2019	2018
Year-end RMB exchange rate	6.96	6.88
Average annual RMB exchange rate	6.90	6.60

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(k)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of the RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. All the Company’s cash and cash equivalents are in RMB.

(l)	Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when valuing the asset or liability. Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(m)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivables, other receivables, prepayments, accounts payable, other payables and advance from customers. The carrying amounts of these balances approximate their fair values due to the short-term maturities of these instruments.

(n)	Inventories

Inventories primarily consist of packing materials and finished goods, which are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventories are sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs. No allowance for obsolete finished goods for the year ended December 31, 2019 and 2018.

(o)	Income Taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities, net of operating loss carry forwards and credits, by applying enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in the statements of operations in the period of change.

The Company accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

(p)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of comprehensive income.

(q)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of December 31, 2019, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any customers constituting 10% or more of the net revenues in the fiscal years 2019 and 2018.

(r)	Recent accounting pronouncements

Recent accounting pronouncements adopted

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2019 and 2018.

In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

ASU 2016-01 was further amended in February 2018 by ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2019 and 2018.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company early adopted this standard for the fiscal year 2018, resulted in the recognition of right-of-use assets of $613,831 and $70,412 as of December 31, 2019 and 2018, respectively; and the recognition of operating lease liabilities of $613,831 and $70,412 as of December 31, 2019 and 2018, respectively.

In November 2016, the FASB issued ASU 2016-18: Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this Update do not provide a definition of restricted cash or restricted cash equivalents. The amendments in this ASU on update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments in this Update should be applied using a retrospective transition method each period presented. The Company adopted this ASU on January 1, 2018 and determined it had no impact on its consolidated financial statements as of December 31, 2019 and 2018.

In January 2017, the FASB issued ASU 2017-01: Business Combinations (Topic 805): Clarifying the Determination of Business. The Update requires that when substantially all of the fair value of the gross assets acquired (or dispose of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU on update (1) required that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. Public business entities should apply the amendments in this Update to annual periods beginning after December 15, 2017, including interim period within those periods. Early adoption of the amendments in this Update is allowed. The amendments in this Update should be applied prospectively on or after the effective date. No disclosure are required at transition. The Company adopted this pronouncement on its consolidated financial statements as of and for the year ended December 31, 2019 and 2018.

Recently issued accounting pronouncements not yet adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For smaller public business entities, the amendments in this Update are effective for fiscal years beginning after January 1, 2023, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3.	OTHER RECEIVABLES

Other receivables mainly consist of refundable rental deposits and cash advance to a third party for holding an exhibition for marketing and promotion purpose. The balances are unsecured, non-interest bearing and repayable on demand.

4.	INVENTORY

	As of December 31,
	2019	2018
Raw materials (1)	$36,849	$-
Finished goods	32,669	-
	$69,518	$-

(1)	Raw materials mainly consist of unprocessed coffee beans and packaging materials

5.	PREPAYMENT

Prepayment mainly consists of (i) prepaid consultancy fee amounting to $43,085 (RMB 300,000) for services in connection to the reverse merger transaction to a third party; and (ii) prepaid research and development expenses amounting to $50,265 (RMB350,000) to a third party for developing a new product.

6.	LEASEHOLD IMPROVEMENT AND EQUIPMENT, NET

	As of December 31,
	2019	2018
Leasehold improvement	$60,186	$-
Equipment	15,614	12,032
Machinery	30,531	116
Computer equipment and software	16,311	244
Motor vehicle	6,793	-
	$129,435	$12,393
Less: accumulated depreciation	(25,003)	(583)
	$104,432	$11,810

Depreciation expense for the years ended December 31, 2019 and 2018 was $24,635 and $607, respectively

7.	INTANGIBLE ASSETS

	As of December 31,
	2019	2018
APP Platform	$79,885	$-
Less: accumulated amortization	(3,339)	-
	$76,546	$-

Amortization expense for the years ended December 31, 2019 and 2018 was $3,368 and $nil, respectively

8.	OTHER PAYABLES AND ACCRUALS

	As of December 31,
	2019	2018
Accrued payroll and welfare payable	$72,808	$1,076
VAT and other taxes payable	58,435	-
Others (1)	50,699	78,516
	$181,942	$79,592

(1)	Others mainly consist of an advance of $72,692 (RMB500,000) from one customer in 2018 fiscal year who subsequently asked termination of the cooperative agreement and demand for full refund during the year ended December 31, 2019. The outstanding refundable balance with this customer was $33,031 (RMB230,000) as of December 31, 2019.

9.	ADVANCE FROM CUSTOMERS

The Company requires retail partners to sign cooperative agreement and to pay in advance for the supply of goods. Such advance is appropriated against future sales orders. These advances are interest free, unsecured and short-term in nature,

10.	INCOME TAXES

WLJM Cayman was incorporated in the Cayman Islands. Under the current tax laws of the Cayman Islands, the Company and its subsidiaries are not subject to tax on their income or capital gains. In addition, upon of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

WLJM HK was incorporated in Hong Kong and is subject to an income tax rate of 16.5% for taxable income generated from operations in Hong Kong.

JYWM WFOE, Shenzhen Wei Lian, Dongguan Dishi and Shenzhen Nainiang were incorporated in the PRC and they are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company did not record deferred tax assets as of December 31, 2019 and 2018.

Income tax expense (benefits)

	For the year ended December 31,
	2019	2018
Current tax expense	$5,866	$-
Deferred tax benefits	-	-
	$5,866	$-

A reconciliation of the effective tax rates from 25% statutory tax rates for the years ended December 31, 2019 and 2018 is as follows:

	For the year ended December 31,
	2019	2018
Loss before tax	$(299,215)	$(39,338)
Tax benefit calculated at statutory tax rate	25%	25%
Computed expected benefits	(74,804)	(9,835)
Tax losses not recognized	80,670	9,835
	$5,866	$-

11.	LEASES

The adoption of the new lease guidance did not have a material impact on the Company’s results of operations or liquidity, but resulted in the recognition of operating lease liabilities and operating lease right-of-use assets on its balance sheets. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The company has leases for the office, factory and warehouse in the PRC, under operating leases expiring on various dates through September 2023, which is classified as operating leases. There are no residual value guarantees and no restrictions or covenants imposed by the leases. Rent expense for the years ended December 31, 2019 and 2018 were $208,949 and $17,310, respectively. Cash paid for the operating leases was included in the operating cash flows. The Company early adopted this standard in the fiscal year 2018. As of December 31, 2019, the Company has $613,831 of right-of-use assets, $243,959 in current operating lease liabilities and $369,872 in non-current operating lease liabilities. As of December 31, 2018, the Company has $70,412 of right-of-use assets, $7,077 in current operating lease liabilities and $63,335 in non-current operating lease liabilities.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

The Company’s future minimum payments under long-term non-cancelable operating leases are as follows:

2019
Within 1 year	$265,154
After 1 year but within 5 years	380,781
Total lease payments	$645,935
Less: imputed interest	(32,104)
Total lease obligations	613,831
Less: current obligations	(243,959)
Long-term lease obligations	$369,872

Other information:

	For the years ended December 31,
	2019	2018
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$208,949	$17,310
Right-of-use assets obtained in exchange for operating lease liabilities	302,396	17,547
Remaining lease term for operating leases (years)	2.88	3.88
Weighted average discount rate for operating leases	4.75%	4.75%

12.	RELATED PARTIES TRANSACTIONS

The Company had the following balances with related parties:

(a)	Amount due from related parties

		As of December 31,
	Relationship	2019	2018
Zhu Hong	Shareholder of the Company	-	18,586
Ye Aiyun	Shareholder of the Company	57,446	-
Total		$57,446	$18,586

Amount due from related parties represents cash advance to Ye Aiyun, shareholder of the Company, amounting to $57,446 (RMB400,000) during the fiscal year 2019. The balance is unsecured, non-interest bearing and repayable on demand.

(b)	Amount due to related parties

		As of December 31,
	Relationship	2019	2018
Zhu Hong	Shareholder of the Company	94,149	18,586
Zhu Jian Yong	Shareholder of the Company	1,623	-
Total		$95,772	$18,586

The balances represent cash advances to related parties, which were offset with the Company’s assets and expenses paid on behalf by the related parties. The balances with a related party are unsecured, non-interest bearing and repayable on demand.

(c)	Transactions

	For the years ended December 31,
Cash advance from related parties	2019	2018
Zhu Jian Yong	1,623	-
Total	$1,623	$-

	For the years ended December 31,
Cash advance to related parties	2019	2018
Zhu Hong	1,858,057	56,404
Ye Aiyun	57,446	-
Total	$1,915,503	$56,404

	For the years ended December 31,
Cash repayment from related parties	2019	2018
Zhu Hong	1,505,893	8,572
Total	$1,505,893	$8,572

	For the years ended December 31,
Assets purchased on behalf by related parties	2019	2018
Zhu Hong	45,806	8,444
Total	$45,806	$8,444

	For the years ended December 31,
Expense paid on behalf by related parties	2019	2018
Zhu Hong	360,737	16,619
Total	$360,737	$16,619

	For the years ended December 31,
Advance from customers received on behalf by related parties	2019	2018
Zhu Hong	498,775	-
Total	$498,775	$-

	For the years ended December 31,
Advance from customers refunded on behalf by related parties	2019	2018
Zhu Hong	557,861	-
Total	$557,861	$-

13.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. During the years ended December 31, 2019 and 2018, the Company accrued $6,894 and $nil of the legal reserve, respectively.

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

14.	COMMITMENTS AND CONTINGENCIES

Commitment of consultancy fee consist of a non-cancelable consultancy service agreement entered into with a third-party for the provision of services related to the US listing with the contract amount of $1,200,000. The outstanding committed contract amount is $484,821. As of December 31, 2019, the Company prepaid $43,085 consultancy fee (Note 5). The terms of the agreement are for various milestones stages to complete within two years through 2021. Future commitments within one year as of December 31, 2019 was $364,821. Future commitments more than one year as of December 31, 2019 was $120,000.

Except the above commitments and the operating lease commitment as disclosed at Note 6, there are no material commitments.

15.	SUBSEQUENT EVENTS

The outbreak of coronavirus (COVID-19) in January 2020 has adversely affected the businesses significantly. Management is evaluating the impact and developing actions plan to minimize the effect of the COVID-19 pandemic and to recover business as soon as possible.

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

WEI LIAN JIN MENG GROUP LIMITED

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

AS OF SEPTEMBER 30, 2020 (UNAUDITED) AND DECEMBER 30, 2019 (AUDITED)

	September 30, 2020	December 31, 2019
	US$	US$
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	100,705	23,046
Accounts receivable	137,268	-
Other receivables	243,285	78,385
Inventory	61,781	69,518
Prepayment	51,244	129,879
Amount due from related parties	73,632	57,446
Total current assets	667,915	358,274

Non-current assets:
Leasehold improvements and equipment, net	88,569	104,432
Intangible assets	-	76,546
Operating lease right-of-use assets	406,299	613,831
Total non-current assets	494,868	794,809
Total assets	1,162,783	1,153,083

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	124,003	131,247
Income tax payables	5,956	5,808
Other payables and accruals	349,128	181,942
Advance from customers	260,880	458,165
Amount due to related parties	942,296	95,772
Current operating lease liabilities	270,484	243,959
Total current liabilities	1,952,747	1,116,893

Non-current liabilities:
Non-current operating lease liabilities	135,815	369,872
Total non-current liabilities	135,815	369,872
Total liabilities	2,088,562	1,486,765

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital ($0.00001 par value, 1,000,000,000 shares issued and outstanding for the nine months ended September 30, 2020 and the year ended December 31, 2019)	10,000	10,000
Additional paid in capital	(2,731)	(2,731)
Foreign currency translation reserves	(20,969)	4,547
Accumulated deficit	(912,079)	(345,498)
Total deficit	(925,779)	(333,682)
Total liabilities and equity	1,162,783	1,153,083

The accompanying notes are an integral part of the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

	For the nine months ended September 31,
	2020	2019
	US$	US$
	(Unaudited)	(Unaudited)

Revenue	927,889	1,271,032
Cost of revenue	(155,541)	(177,073)
Gross profit	772,348	1,093,959

Selling and marketing expenses	(84,087)	(70,696)
General and administrative expense	(1,256,113)	(1,306,051)
Total operating expenses	(1,340,200)	(1,376,747)
Operating loss	(567,852)	(282,788)

Other expenses, net	1,271	(11,054)
Loss before income taxes	(566,581)	(293,842)

Income taxes	-	(9)
Net loss for the year	(566,581)	(293,851)

Foreign currency translation differences	(25,516)	13,111
Total comprehensive loss for the year	(592,097)	(280,740)

The accompanying notes are an integral part of the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

		Additional	Foreign Currency	Accumulated Deficit
	Share Capital	paid in Capital	Translation Reserve	Unrestricted	Statutory Reserve	Total Equity
	US$	US$	US$	US$	US$	US$

Balance at January 1, 2019 (audited)	10,000	(2,731)	1,593	(40,417)	-	(31,555)
Loss for the nine months	-	-	-	(293,851)	-	(293,851)
Other comprehensive income	-	-	13,111	-	-	13,111
Balance at September 30, 2019 (unaudited)	10,000	(2,731)	14,704	(334,268)	-	(312,295)

Balance at January 1, 2020 (audited)	10,000	(2,731)	4,547	(352,392)	6,894	(333,682)
Loss for the nine months	-	-	-	(566,581)	-	(566,581)
Other comprehensive income	-	-	(25,516)	-	-	(25,516)
Balance at September 30, 2020 (unaudited)	10,000	(2,731)	(20,969)	(918,973)	6,894	(925,779)

The accompanying notes are an integral part of the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

	For the nine months ended September 30,
	2020	2019
	US$	US$
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	(566,581)	(293,851)

Adjustments for:
Depreciation and amortization	17,976	10,211
Impairment of intangible assets	76,199	-
Changes in:
Accounts receivables	(133,260)	-
Other receivables	(158,153)	(79,569)
Inventory	9,225	(37,063)
Prepayment	79,544	(51,334)
Accounts payable	(10,269)	110,292
Other payables and accruals	157,817	117,650
Advance from customers	(202,827)	892
Amount due from (to) related parties	805,152	381,206
Net cash used in operating activities	74,823	158,434

Cash flows from investing activities:
Additions to leasehold improvements and equipment	-	(109,522)
Additions to intangible assets	-	(30,574)
Net cash provided by investing activities	-	(140,096)

Effect of exchange rate changes on cash and cash equivalents	2,836	(835)

Net increase in cash and cash equivalents	77,659	17,503
Cash and cash equivalents at the beginning of year	23,046	2,419
Cash and cash equivalents at the end of the nine-month period	100,705	19,922

Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	291,480	276,869

Income taxes paid	-	9

The accompanying notes are an integral part of the financial statements.

WEI LIAN JIN MENG GROUP LIMITED

CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDTED)

1.	DESCRIPTION OF BUSINESS

WLJM Cayman was incorporated in the Cayman Islands under the Cayman Islands Companies Law on June 30, 2020. The Company does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries in in the Peoples’ Republic of China (the “PRC”).

Wei Lian Jin Meng (Hong Kong) Co., Ltd. (“WLJM HK”) was incorporated in Hong Kong under the Hong Kong Companies’ Ordinance (Chapter 622), on August 5, 2020. Wei Lian Jin Meng (Hong Kong) Co., Ltd. is a 100% owned subsidiary of WLJM Cayman.

Jin You Wei Meng (Shenzhen) Consulting Co., Ltd. (“JYWM WFOE”) was incorporated in the Peoples’ Republic of China (the “PRC”) on November 24, 2020. JYWM WFOE is a 100% owned subsidiary of WLJM HK.

Shenzhen Wei Lian Jin Meng Electronic Commerce Limited (“Shenzhen Wei Lian”) was incorporated in the Peoples’ Republic of China (the “PRC”) on October 17, 2017. Shenzhen Wei Lian is a 100% owned subsidiary of JYWM WFOE. Shenzhen Wei Lian wholesales coffee beans to retail partners and corporate customers.

Dongguan Dishi Coffee Limited (“Dongguan Dishi”) was incorporated in the Peoples’ Republic of China (the “PRC”) on October 25, 2018. Dongguan Dishi is a 100% owned subsidiary of Shenzhen Wei Lian. Dongguan Dishi merchandizes coffee beans for Shenzhen Wei Lian.

Shenzhen Nainiang Coffee Art Museum Limited (“Shenzhen Nainiang”) was incorporated in the Peoples’ Republic of China (the “PRC”) on June 20, 2019. Shenzhen Nainiang is a 100% owned subsidiary of Shenzhen Wei Lian. Shenzhen Nainiang had not generated any revenues in the fiscal year 2019. Shenzhen Nainiang plans to operate on self-own coffee stores or to cooperate with selective retail partners to manage the coffee stores. Shenzhen Nainiang will sell cups of freshly brewed coffee in the coffee stores. The Company was evaluating the number of stores to be opened subsequent to September 30, 2020, given the Covid-19 situation.

The reorganization of WLJM Cayman and its subsidiaries (collectively referred to as the “Company) was completed on December 24, 2020. Pursuant to the reorganization, WLJM Cayman became the holding company of the companies, which were under the common control of the controlling shareholder before and after the reorganization. Accordingly, the Company’s financial statements have been prepared on a consolidated basis by applying the predecessor value method as if the reorganization had been completed at the beginning of the earliest reporting period.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying financial statements include the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $566,581 and $293,851 during the nine months ended September 30, 2020 and 2019, respectively. As of September 30, 2020, the Company had net current liability of $1,284,832 and a deficit on equity of $925,779.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the shareholders of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholders of the Company indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b)	Basis of Consolidation

Pursuant to the reorganization, WLJM Cayman became the holding company of the companies, which were under the common control of the controlling shareholders before and after the reorganization. Accordingly, the Company’s financial statements have been prepared on a consolidated basis by applying the predecessor value method as if the reorganization had been completed at the beginning of the earliest reporting period.

The consolidated statements of profit or loss and other comprehensive income, statements of changes in equity and statements of cash flows of the Company for the relevant periods include the results and cash flows of all companies now comprising the Company from the earliest date presented or since the date when the subsidiaries and/or businesses first came under the common control of the controlling shareholders, wherever the period is shorter.

The consolidated statements of financial position of the Company as of September 30, 2020 and December 31, 2019 have been prepared to present the assets and liabilities of the subsidiaries using the existing book values from the controlling shareholders’ perspective. No adjustments are made to reflect fair values, or to recognize any new assets or liabilities as a result of the reorganization.

All intra-group and inter-company transactions and balances have been eliminated on consolidation.

(c)	Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent liabilities at the balance sheet date, and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements include the valuation allowance for deferred tax assets, economic lives and impairment of leasehold improvements and equipment, allowance for doubtful accounts and etc.. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. All cash and cash equivalents relate to cash on hand and cash at bank at September 30, 2020 and December 31, 2019.

The Renminbi is not freely convertible into foreign currencies. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

(e)	Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. No allowance for doubtful accounts was made for the nine months ended September 30, 2020.

No customers had an accounts receivable balance greater than 10% of total accounts receivable at September 30, 2020.

(f)	Leasehold Improvement and Equipment

An item of leasehold improvement and equipment is stated at cost less any accumulated depreciation and any accumulated allowance for decrease in value (if any).

The cost of an item of leasehold improvement and equipment comprises its purchase price, import duties and non-refundable purchase taxes (after deducting trade discounts and rebates) and any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. These can include the initial estimate of costs of dismantling and removing the item, and restoring the site on which it is located, the obligation for which an entity incurs either when the item is acquired or as a consequence of having used the item during a particular period.

The cost of replacing part of leasehold improvement and equipment is included in the carrying amount of the asset when it is probable that future economic benefits will flow to the Company and the carrying amount of those replaced parts is derecognized. Repairs and maintenance are charged to the statement of income during the financial period in which they are incurred.

Depreciation is calculated on the straight-line basis to write off the cost of each asset to its residual value over the estimated useful life as follows:

Leasehold improvement	Shorter of the lease term or estimated useful life
Equipment	5 years
Machinery	10 years
Computer equipment and software	3 years
Motor vehicle	4 years

The assets’ residual value, useful lives, and depreciation method are regularly reviewed.

(g)	Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Whenever there is an indication showing a permanent decrease in the amount of leasehold improvement and equipment; such as an evidence of obsolescence or physical damage of an asset, significant changes in the manner in which an asset is used or is expected to be used, the Company shall recognize loss on decrease in value of leasehold improvement and equipment in the statement of income where the carrying amount of asset is higher than the recoverable amount. The Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. The Company recorded an impairment loss on intangible assets of $76,199 and $nil during the nine months ended September 30, 2020 and 2019, respectively.

(h)	Revenue Recognition

The Company recognizes revenue from coffee bean sales, net of value-added taxes, upon delivery at such time title passes to the customer. Customers are required to pay in advance before making sales orders and the advance is initially recorded as advance from customers.

The Company’s revenue recognition policy is in compliance with ASU No. 2014-09, Revenue from Contracts with Customers that revenue is recognized when a customer obtains control of promised goods and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i)	identification of the services in the contract;

(ii)	determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations; and

(v)	recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

For all reporting periods, the Company has not disclosed the value of unsatisfied performance obligations for all product revenue contracts with an original expected length of one year or less, which is an optional exemption that is permitted under the adopted rules.

(i)	Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses for the nine months ended September 30, 2020 and 2019 was $49,986 and $38,334, respectively.

(j)	Operating leases

The Company determines if an arrangement contains a lease at inception. The Company elected the practical expedient, for all asset classes, to account for each lease component of a contract and its associated non-lease components as a single lease component, rather than allocating a standalone value to each component of a lease. For purposes of calculating operating lease obligations under the standard, the Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such option. The Company’s leases do not contain material residual value guarantees or material restrictive covenants. Operating lease expense is recognized on a straight-line basis over the lease terms. The discount rate used to measure a lease obligation is usually the rate implicit in the lease; however, the Company’s operating leases generally do not provide an implicit rate. Accordingly, the Company uses its incremental borrowing rate at lease commencement to determine the present value of lease payments. The incremental borrowing rate is an entity-specific rate which represents the rate of interest a lessee would pay to borrow on a collateralized basis over a similar term with similar payments.

(k)	Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar and the functional currency is the Chinese Renminbi (“RMB”). All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the statements of operations.

The exchange rates utilized as follows:

	2020	2019
Period-end/ Year-end RMB exchange rate	6.79	6.96
Average nine-month period RMB exchange rate	6.99	6.86

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

(l)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of the RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. All the Company’s cash and cash equivalents are in RMB.

(m)	Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when valuing the asset or liability. Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(n)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivables, other receivables, prepayments, accounts payable, other payables and advance from customers. The carrying amounts of these balances approximate their fair values due to the short-term maturities of these instruments.

(o)	Inventories

Inventories primarily consist of packing materials and finished goods, which are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventories are sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs. No allowance for obsolete finished goods for the nine months ended September 30, 2020 and 2019.

(p)	Income Taxes

Income tax expense comprises current and deferred taxation and is recognized in profit or loss except to the extent that it relates to items recognized directly in other comprehensive income or equity, in which case it is recognized directly in other comprehensive income or equity. Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable with respect to previous periods.

The Company accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax basis of assets and liabilities, net of operating loss carry forwards and credits, by applying enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in the statements of operations in the period of change.

The Company accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Company believes that it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expenses.

(q)	Comprehensive income

Comprehensive income includes net income and foreign currency translation adjustments. Comprehensive income is reported in the statements of comprehensive income.

(r)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. As of September 30, 2020 and December 31, 2019, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality. The Company did not have any customers constituting 10% or more of the net revenues in the nine-month period 2020 and 2019.

(s)	Recent accounting pronouncements

Recent accounting pronouncements adopted

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In April 2016, the FASB issued ASU 2016-10, “Identifying Performance Obligations and Licensing.” ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company early adopted this standard for the fiscal year 2018, resulted in the recognition of right-of-use assets of $406,299 and $613,831 as of September 30, 2020 and December 31, 2019, respectively; and the recognition of operating lease liabilities of $406,299 and $613,831 as of September 30, 2020 and December 31, 2019, respectively.

Recently issued accounting pronouncements not yet adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Statements. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This Accounting Standards Update affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income. The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual rights to receive cash. For smaller public business entities, the amendments in this Update are effective for fiscal years beginning after January 1, 2023, including interim periods within those fiscal years. All entities may adopt the amendments in this Update through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is in the process of evaluating the impact of the adoption of this pronouncement on its consolidated financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3.	OTHER RECEIVABLES

As of September 30, 2020, other receivables mainly consist of employees advance to be spent for company purposes and refundable rental deposits. The balances are unsecured, non-interest bearing and repayable on demand.

4.	INVENTORY

	As of September 30, 2020	As of December 31, 2019
Raw materials (1)	$43,259	$36,849
Finished goods	18,522	32,669
	$61,781	$69,518

(1)	Raw materials mainly consist of unprocessed coffee beans and packaging materials

5.	PREPAYMENT

As of September 30, 2020, prepayment mainly consists of administrative expenses paid in advance being subsequently received.

6.	LEASEHOLD IMPROVEMENT AND EQUIPMENT, NET

	As of September 30, 2020	As of December 31, 2019
Leasehold improvement	$61,715	$60,186
Equipment	16,011	15,614
Machinery	31,307	30,531
Computer equipment and software	19,570	16,311
Motor vehicle	6,966	6,793
	$135,569	$129,435
Less: accumulated depreciation	(47,000)	(25,003)
	$88,569	$104,432

Depreciation expense for the nine months ended September 30, 2020 and 2019 was $17,976 and $10,211, respectively

7.	INTANGIBLE ASSETS

	As of September 30, 2020	As of December 31, 2019
APP Platform	$-	$79,885
Less: accumulated amortization	-	(3,339)
	$-	$76,546

Amortization expense for the nine months ended September 30, 2020 and 2019 was $nil and $1,759, respectively. The Company recorded an impairment loss on intangible assets of $76,199 to write off the APP Platform during the nine months ended September 30, 2020.

8.	OTHER PAYABLES AND ACCRUALS

	As of September 30, 2020	As of December 31, 2019
Accrued payroll and welfare payable	$178,710	$72,808
VAT and other taxes payable	89,297	58,435
Others (1)	81,121	50,699
	$349,128	$181,942

(1)	Others mainly consist of payables for rental expenses of $19,686 (RMB133,679) and consultancy fee of $29,452 (RMB200,000).

9.	ADVANCE FROM CUSTOMERS

The Company requires retail partners to sign cooperative agreement and to pay in advance for the supply of goods. Such advance is appropriated against future sales orders. These advances are interest free, unsecured and short-term in nature,

10.	INCOME TAXES

WLJM Cayman was incorporated in the Cayman Islands. Under the current tax laws of the Cayman Islands, the Company and its subsidiaries are not subject to tax on their income or capital gains. In addition, upon of dividends by the Company to its shareholders, no Cayman Islands withholding tax will be imposed.

WLJM HK was incorporated in Hong Kong and is subject to an income tax rate of 16.5% for taxable income generated from operations in Hong Kong.

JYWM WFOE, Shenzhen Wei Lian, Dongguan Dishi and Shenzhen Nainiang were incorporated in the PRC and they are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company did not record deferred tax assets as of September 30, 2020 and December 31, 2019.

Income tax expense (benefits)

	For the nine months ended September 30,
	2020	2019
Current tax expense	$-	$9
Deferred tax benefits	-	-
	$-	$9

A reconciliation of the effective tax rates from 25% statutory tax rates for the nine months ended September 30, 2020 and 2019is as follows:

	For the nine months ended September 30,
	2020	2019
Loss before tax	$(566,581)	$(293,851)
Tax benefit calculated at statutory tax rate	25%	25%
Computed expected benefits	(141,645)	(73,463)
Tax losses not recognized	141,645	73,454
	$-	$9

11.	LEASES

The adoption of the new lease guidance did not have a material impact on the Company’s results of operations or liquidity, but resulted in the recognition of operating lease liabilities and operating lease right-of-use assets on its balance sheets. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The company has leases for the office, factory and warehouse in the PRC, under operating leases expiring on various dates through September 2023, which is classified as operating leases. There are no residual value guarantees and no restrictions or covenants imposed by the leases. Rent expense for the nine months ended September 30, 2020 and 2019 were $196,005 and $164,579, respectively. Cash paid for the operating leases was included in the operating cash flows. The Company early adopted this standard in the fiscal year 2018. As of September 30, 2020, the Company has $406,299 of right-of-use assets, $270,484 in current operating lease liabilities and $135,815 in non-current operating lease liabilities. As of September 30, 2019, the Company has $621,752 of right-of-use assets, $202,908 in current operating lease liabilities and $418,844 in non-current operating lease liabilities.

Significant assumptions and judgments made as part of the adoption of this new lease standard include determining (i) whether a contract contains a lease, (ii) whether a contract involves an identified asset, and (iii) which party to the contract directs the use of the asset. The discount rates used to calculate the present value of lease payments were determined based on hypothetical borrowing rates available to the Company over terms similar to the lease terms.

The Company’s future minimum payments under long-term non-cancelable operating leases are as follows:

2020
Within 1 year	$293,891
After 1 year but within 5 years	161,660
Total lease payments	$455,551
Less: imputed interest	(49,252)
Total lease obligations	406,299
Less: current obligations	(270,484)
Long-term lease obligations	$135,815

Other information:

	For the nine months ended September 30,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$196,005	$164,579
Right-of-use assets obtained in exchange for operating lease liabilities	291,480	276,869
Remaining lease term for operating leases (years)	3	4
Weighted average discount rate for operating leases	4.75%	4.75%

12.	RELATED PARTIES TRANSACTIONS

The Company had the following balances with related parties:

(a)	Amount due from related parties

	Relationship	As of September 30, 2020	As of December 31, 2019
Ye Aiyun	Shareholder of the Company	58,906	57,446
Shenzhen Nainiang Wine Limited	Zhu Hong is the shareholder	14,726	-
Total		$73,632	$57,446

Amount due from related parties represents cash advance to Ye Aiyun, shareholder of the Company, amounting to $57,446 (RMB400,000) during the fiscal year 2019. The balance is unsecured, non-interest bearing and repayable on demand.

(b)	Amount due to related parties

	Relationship	As of September 30, 2020	As of December 31, 2019
Zhu Hong	Shareholder of the Company	910,780	94,149
Zhu Jian Yong	Shareholder of the Company	31,117	1,623
Shenzhen Weilian Jin Meng Culture Spreading Limited	Zhu Hong is the shareholder	399	-
Total		$942,296	$95,772

The balances represent cash advances to related parties, which were offset with the Company’s assets and expenses paid on behalf by the related parties. The balances with a related party are unsecured, non-interest bearing and repayable on demand.

(c)	Transactions

	For the nine months ended September 30,
Cash advance from related parties	2020	2019
Zhu Jian Yong	29,494	1,581
Total	$29.494	$-

	For the nine months ended September 30,
Cash advance to related parties	2020	2019
Zhu Hong	31,903	1,504,947
Shenzhen Nainiang Wine Limited	14,726	-
Total	$46,629	$1,504,947

	For the nine months ended September 30,
Cash repayment from related parties	2020	2019
Zhu Hong	830,554	1,092,098
Total	$830,554	$1,092,098

	For the nine months ended September 30,
Assets purchased on behalf by related parties	2020	2019
Zhu Hong	-	44,239
Total	$-	$44,239

	For the nine months ended September 30,
Expense paid on behalf by related parties	2020	2019
Zhu Hong	16,964	332,790
Shenzhen Weilian Jin Meng Culture Spreading Limited	399	-
Total	$17,363	$332,790

	For the nine months ended September 30,
Advance from customers received on behalf by related parties	2020	2019
Zhu Hong	758	192,150
Total	$758	$192,150

	For the nine months ended September 30,
Advance from customers refunded on behalf by related parties	2020	2019
Zhu Hong	-	538,783
Total	$-	$538,783

13.	RESERVES

(a)	Legal reserve

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises, the Company must make appropriations from after-tax profit to non-distributable reserve funds. Subject to certain cumulative limits, the general reserve requires annual appropriations of 10% of after-tax profits as determined under the PRC laws and regulations at each year-end until the balance reaches 50% of the PRC entity registered capital; the other reserve appropriations are at the Company’s discretion. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. The Company did not accrue the legal reserve during the nine months ended September 30, 2020 and 2019.

(b)	Currency translation reserve

The currency translation reserve represents translation differences arising from translation of foreign currency financial statements into the Company’s reporting currency.

14.	COMMITMENTS AND CONTINGENCIES

Commitment of consultancy fee consist of a non-cancelable consultancy service agreement entered into with a third-party for the provision of services related to the US listing with the contract amount of $1,200,000. The outstanding committed contract amount is $120,000. The terms of the agreement are for various milestones stages to complete within two years through 2021. Future commitments within one year as of September 30, 2020 was $120,000. No future commitments more than one year as of September 30, 2020.

Except the above commitments and the operating lease commitment as disclosed at Note 6, there are no material commitments.

15.	SUBSEQUENT EVENTS

The outbreak of coronavirus (COVID-19) in January 2020 has adversely affected the businesses significantly. Management is evaluating the impact and developing actions plan to minimize the effect of the COVID-19 pandemic and to recover business as soon as possible.

There is no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) are set forth below beginning on page F-43.

FOUNTAIN HEALTHY AGING, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2019

AND

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2020

FOUNTAIN HEALTHY AGING, INC.

FOUNTAIN HEALTHY AGING, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2019

	FHAI	WLJM Group	Pro Forma Adjustments		Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$-	$23,046	$			$23,046
Other receivables	-	78,385				78,385
Inventory	-	69,518				69,518
Prepayment	-	129,879				129,879
Amount due from related parties	-	57,446				57,446
Total current assets	-	358,274				358,274

Non-current assets:
Leasehold improvements and equipment, net	-	104,432				104,432
Intangible assets		76,546				76,546
Operating lease right-of-use assets	-	613,831				613,831
Total non-current assets	-	794,809				794,809
Total assets	$-	$1,153,083	$			$1,153,083

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$-	$131,247	$			$131,247
Income tax payables	-	5,808				5,808
Other payables and accruals	3,587	181,942				185,529
Advance from customers	-	458,165				458,165
Loan payable – related party	11,828	-				11,828
Amount due to related parties	-	95,772				95,772
Current operating lease liabilities	-	243,959				243,959
Total current liabilities	15,415	1,116,893				1,132,308

Non-current liabilities:
Non-current operating lease liabilities	-	369,872				369,872
Total non-current liabilities	-	369,872				369,872
Total liabilities	$15,415	$1,486,765	$			$1,502,180

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital:
Series A Preferred stock	$1,000	$-		$-	(a)	$1,000
Common stock	-	10,000		(4,000)	(a)	6,000
Additional paid in capital	758,256	(2,731)		(770,671)	(a)	(15,146)
Foreign currency translation reserve	-	4,547				4,547
Accumulated deficit	(774,671)	(345,498)		774,671	(a)	(345,498)
Total deficit	(15,415)	(333,682)				(349,097)
Total liabilities and equity	$-	$1,153,083	$			$1,153,083

See accompanying notes to unaudited pro forma combined financial statements.

FOUNTAIN HEALTHY AGING, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

	FHAI	WLJM Group	Pro Forma Adjustments		Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$-	$100,705	$			$100,705
Accounts receivable	-	137,268				137,268
Other receivables	-	243,285				243,285
Inventory	-	61,781				61,781
Prepayment	-	51,244				51,244
Amount due from related parties	-	73,632				73,632
Total current assets	-	667,915				667,915

Non-current assets:
Leasehold improvements and equipment, net	-	88,569				88,569
Operating lease right-of-use assets	-	406,299				406,299
Total non-current assets	-	494,868				494,868
Total assets	$-	$1,162,783	$			$1,162,783

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$-	$124,003	$			$124,003
Income tax payables	-	5,956				5,956
Other payables and accruals	8,438	349,128				357,566
Advance from customers	-	260,880				260,880
Amount due to related parties	3,500	942,296				945,796
Current operating lease liabilities	11,828	270,484				282,312
Total current liabilities	23,766	1,952,747				1,976,513

Non-current liabilities:
Non-current operating lease liabilities	-	135,815				135,815
Total non-current liabilities	-	135,815				135,815
Total liabilities	$23,766	$2,088,562	$			$2,112,328

COMMITMENTS AND CONTINGENCIES

EQUITY (DEFICIT)
Share capital:
Series A Preferred stock	$1,000	$-		$-	(a)	$1,000
Common stock	-	10,000		(4,000)	(a)	6,000
Additional paid in capital	758,256	(2,731)		(779,022)	(a)	(23,497)
Foreign currency translation reserve	-	(20,969)				(20,969)
Accumulated deficit	(783,022)	(912,079)		783,022	(a)	(912,079)
Total deficit	(23,766)	(925,779)				(949,545)
Total liabilities and equity	$-	$1,162,783	$			$1,162,783

See accompanying notes to unaudited pro forma combined financial statements.

FOUNTAIN HEALTHY AGING, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	FHAI	WLJM Group	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$-	$2,107,465	$		$2,107,465
Cost of revenue	-	(275,916)			(275,916)
Gross profit	-	1,831,549			1,831,549

Selling and marketing	-	(200,042)			(200,042)
General and administrative	(46,465)	(1,917,263)			(1,963,728)
Total operating expenses	(46,465)	(2,117,305)			(2,163,770)
Operating loss	(46,465)	(285,756)			(332,221)

Other expenses, net	-	(13,459)			(13,459)
Loss before income taxes	(46,465)	(299,215)			(345,680)

Income taxes	-	(5,866)			(5,866)
Net loss for the year	(46,465)	(305,081)			(351,546)

Foreign currency translation differences	-	2,954			2,954
Total comprehensive loss for the year	(46,465)	(302,127)			(348,592)

Loss per share:
Basic loss per share	(0.00)				(0.00)
Diluted loss per share	(0.00)				(0.00)

Weighted average shares outstanding:
Basic	101,391,465				701,391,465
Diluted	201,391,465				801,391,465

See accompanying notes to unaudited pro forma combined financial statements.

FOUNTAIN HEALTHY AGING, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	FHAI	WLJM Group	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$-	$927,889	$		$927,889
Cost of revenue	-	(155,541)			(155,541)
Gross profit	-	772,348			772,348

Selling and marketing	-	(84,087)			(84,087)
General and administrative	(8,351)	(1,256,113)			(1,264,464)
Total operating expenses	(8,351)	(1,340,200)			(1,348,551)
Operating loss	(8,351)	(567,852)			(576,203)

Other expenses, net	-	1,271			1,271
Loss before income taxes	(8,351)	(566,581)			(574,932)

Income taxes	-	-			-
Net loss for the year	(8,351)	(566,581)			(574,932)

Foreign currency translation differences	-	(25,516)			(25,516)
Total comprehensive loss for the year	(8,351)	(592,097)			(600,448)

Loss per share:
Basic loss per share	(0.25)				(0.00)
Diluted loss per share	(0.00)				(0.00)

Weighted average shares outstanding:
Basic	33,983				600,033,983
Diluted	100,033,983				700,033,983

See accompanying notes to unaudited pro forma combined financial statements.

FOUNTAIN HEALTHY AGING, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Organization and Principal Activities

Fountain Healthy Aging, Inc. (the “Company” or “we”) was incorporated under the laws of the State of Nevada on February 25, 2004 with the original company name of Celtic Cross Ltd., initially for the purpose of acquiring timeshare entities and additional like entities. For unknown reasons, the Company was later abandoned and ceased filings with the Nevada Secretary of State for more than ten years following December 2, 2008. Thereafter, on April 2019, the district court in Nevada appointed Custodian Ventures, LLC (“Custodian”) as the custodian of the Company upon an application for appointment of custodian filed by the Custodian. The Custodian brought the Company into active status with the State of Nevada, appointed directors and officers of the Company, and took control of the Company. Since April 2019, the Company has not engaged in any business, and has been a shell company.

On February 1, 2021, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Wei Lian Jin Meng Group Limited, a limited liability company incorporated in the Cayman Islands (“WLJM Cayman” and together with its subsidiaries, the “WLJM Group”), and shareholders who together own shares constituting 100% of the issued and outstanding shares of WLJM Cayman (the “Sellers”). Pursuant to the terms of the Exchange Agreement, the Sellers transferred to the Company all of their shares of WLJM Cayman in exchange for the issuance of 600,000,000 shares (the “Shares”) of the Company’s common stock (the “Acquisition”). The Acquisition has been accounted for as a recapitalization of the Company, whereby WLJM Cayman is the accounting acquirer. As a result of the Acquisition, the Company is now a holding company, is engaged in providing products and services in the food and beverage industry, including producing and selling “coffee tea” products, which represent drinks made from a mixture of coffee and tea, black coffee products and other coffee products.

Immediately after completion of the Acquisition on February 2, 2020 (the “Closing Date”), the Company’s capital stock consisted of: (i) 750,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”), authorized, of which 600,034,500 shares are issued and outstanding; and (ii) 100,000,000 shares of preferred stock, par value $0.00001 per share, of which all 100,000,000 shares are designated Series A Preferred Stock (“Series A Preferred Stock”), of which all 100,000,000 shares are issued and outstanding.

As a result of the Acquisition, as of the Closing Date the Company has ceased to fall under the definition of shell company as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”) and WLJM Cayman is now a wholly owned subsidiary. A copy of the Exchange Agreement is incorporated herein by reference and is filed as Exhibit 2.1 to this Current Report on Form 8-K.

For accounting purposes, the Share Exchange was treated as a reverse acquisition with WLJM Cayman as the acquirer and the Company as the acquired party. When we refer in this report to business and financial information for periods prior to the consummation of the Share Exchange, we are referring to the business and financial information of WLJM Group unless the context suggests otherwise.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company and WLJM Cayman has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. Goodwill would not be recognized in this transaction, and the carrying values of the Company and WLJM Cayman are their respective historical values. Actual results combined results may have differed from those presented herein.

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s fiscal year end is December 31 and the financial statements are presented in US dollars

Basis of Pro Forma combined financial statements

These pro forma combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

Entity	Date of incorporation	Place of incorporation	Percentage of legal ownership by the Company
Wei Lian Jin Meng Group Limited (“WLJM Cayman”)	June 30, 2020	Cayman Islands	100%
Wei Lian Jin Meng (Hong Kong) Co., Ltd (“WLJM HK”)	August 5, 2020	Hong Kong	100%
Jin You Wei Meng (Shenzhen) Consulting Co., Ltd. (“JYWM WFOE”)	November 24, 2020	PRC	100%
Shenzhen Wei Lian Jin Meng Electronic Commerce Limited (“Shenzhen Wei Lian”)	October 17, 2017	PRC	100%
Dongguan Dishi Coffee Limited (“Dongguan Dishi”)	October 25, 2018	PRC	100%
Shenzhen Nainiang Coffee Art Museum Limited (“Shenzhen Nainiang”)	June 20, 2019	PRC	100%

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company and WLJM HK’s functional currency is the U.S. dollar; JYWM WFOE, Shenzhen Wei Lian, Dongguan Dishi and Shenzhen Nainiang use the Chinese Renminbi (“RMB”) as their functional currency.

All assets and liabilities are translated at exchange rates at the balance sheet date and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity.

Transactions in currencies other than the functional currencies during the year are converted into the applicable functional currencies at the applicable rates of exchange prevailing at the dates of the transactions. Exchange gains and losses are recognized in the consolidated statements of operations.

The exchange rates utilized as follows:

	September 30, 2020	December 31, 2019
Period-end/ Year-end RMB exchange rate	6.79	6.96
Average period/ annual RMB exchange rate	6.99	6.86

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

3.	PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on management preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents (1) 600,000,000 newly-issued shares of Common Stock of the Registrant, and (2) removing the Registrant’s accumulated deficit and adjusting equity for recapitalization.

4.	EARNINGS PER SHARE

The following table illustrates the calculation of pro forma loss per share:

	Nine months ended September 30, 2020	Year ended December 31, 2020

Pro forma net loss	$(574,932)	$(351,546)

Weighted-average pro forma shares outstanding:
Basic	600,034,500	701,391,466
Diluted	700,034,500	801,391,466

Loss per share
Basic	$(0.00)	$(0.00)
Diluted	(0.00)	(0.00)

5.	GOING CONCERN

The accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred net loss of $574,932 and $351,546 during the nine months ended September 30, 2020 and 2019, respectively. As of September 30, 2020, the Company had net current liability of $1,308,598 and a deficit on equity of $949,545.

The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from the shareholders of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholders of the Company indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(d)	Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement by and among the Company, Wei Lian Jin Meng Group Limited and the Sellers dated February 1, 2021.
3.1	Amended and Restated Articles of Incorporation of Fountain Healthy Aging, Inc., dated September 10, 2019.
3.2	Certificate of Designation of the Series A Preferred Stock of Fountain Healthy Aging, Inc., dated September 16, 2019.
3.3	Bylaws of Fountain Healthy Aging, Inc.*
21.1	Subsidiaries

*	Incorporated by reference to the Registration Statement on Form SB-2, filed on December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNTAIN HEALTHY AGING, INC.

By:	/s/ Zhu Hong
Name:	Zhu Hong
Title:	Chief Executive Officer
Dated:	February 2, 2021